UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2025

CCC

PROXY REPORT

Digitizing the Insurance Economy.

CCC Intelligent Solutions Holdings Inc.

2025

PROXY REPORT

CCC Intelligent Solutions Holdings Inc.

Dear Fellow Stockholders,
We are pleased to invite you to attend the Annual Meeting of Stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) to be held on Thursday, May 21, 2026, at 10:00 a.m. Central Time (the “Annual Meeting”). This year’s Annual Meeting will, once again, be conducted virtually. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/CCC2026. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your notice of internet availability of proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect the three nominees identified in the accompanying proxy statement to serve as Class II directors until the fiscal year 2029 Annual Meeting and until their successors are duly elected and qualified;

2.	to approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers;
3.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as set forth in this proxy statement;
4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Our Board of Directors (the “Board”) has set the record date as March 27, 2026. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment or postponement thereof. A list of the Company’s stockholders of record will be available at our corporate headquarters located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

Githesh Ramamurthy, Chairman of the Board

NOTICE OF FISCAL YEAR 2025 ANNUAL MEETING OF STOCKHOLDERS
The fiscal year 2026 annual meeting of stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) will be held virtually on Thursday, May 21, 2026, at 10:00 a.m. Central Time for the following purposes:
1.
to elect the three nominees identified in the accompanying proxy statement to serve as Class II directors until the fiscal year 2029 Annual Meeting and until their successors are duly elected and qualified;

2.	to approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers ;
3.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as set forth in this proxy statement;
4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Stockholders of record as of the close of business on March 27, 2026 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 21, 2026, at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2026:

The notice of annual meeting, the proxy statement and our fiscal year 2025 annual report are available on our website at https://cccis.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials is first being delivered to the Company’s stockholders of record on or about April 7, 2026.
By Order of the Board of Directors,

Kevin Kane, Chief Legal Officer

SECTION 01
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q Why did I receive these materials?
 The Board of the Company is soliciting your proxy to vote at our fiscal year 2026 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting) (the “Annual Meeting”). Stockholders who own shares of our common stock as of the record date, March 27, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Notice of Internet Availability of Proxy Statement and Annual Report. As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of internet availability contains instructions on how to access this proxy statement and our annual report and vote online or submit your proxy over the Internet or by telephone. Even if you received the notice by mail, you will not automatically receive a printed copy of the proxy materials by mail. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding. The SEC rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q Who will be entitled to vote?
 Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 586,681,711 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q What will I be voting on?
 You will be voting:
1.
to elect the three nominees identified in the accompanying proxy statement to serve as Class II directors until the fiscal year 2029 Annual Meeting and until their successors are duly elected and qualified;

2.	to approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers;
3.	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;
4.	on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
5.	on any other business as may properly come before the meeting or any adjournment of the meeting.
CCC | 2025 PROXY STATEMENT	Page 1

Q How does the Board recommend I vote on these matters?
 The Board recommends you vote:
1.	FOR the election of Neil de Crescenzo, William Ingram and John Schweitzer as Class II directors;
2.
FOR the approval, on an advisory (non-binding basis) of every 1 year for the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers (the “Say-on-Frequency Proposal”);

3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as set forth in this proxy statement (the “Say-on-Pay Proposal”); and
4.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
Q How do I cast my vote?
 Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CCC2026. You will need to log in by entering your unique 16-digit control number included on your notice of internet availability of proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2026.
Q Can I access the proxy materials electronically?
 Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our notice of internet availability and other proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our notice of internet availability and other proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q How may I change or revoke my proxy?
 Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;
CCC | 2025 PROXY STATEMENT	Page 2

2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q How can I attend the virtual Annual Meeting?
 The Annual Meeting is being held as a virtual only meeting. If you are a stockholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/CCC2026 and entering your 16-digit control number. This number is included in your notice of internet availability of proxy materials.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/CCC2026 for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
Q Why is the Annual Meeting virtual only?
 Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world. We think a virtual only meeting is advisable to provide ease of access, real-time communication, and cost savings for our stockholders and the Company.
Q What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes properly cast is required to elect each of the three nominees named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Withhold votes and broker non-votes will not impact the election of any nominee.
PROPOSAL 2 – SAY-ON-FREQUENCY PROPOSAL
The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Frequency Proposal. If no frequency receives the foregoing vote, the Board and the Human Capital and Compensation Committee will consider the frequency that receives the highest number of votes to be the preference of our stockholders. Abstentions and broker non-votes will have no impact on the result of the Say-on-Frequency Proposal.
As an advisory vote, the result of the Say-on-Frequency vote will not be binding on the Board or the Human Capital and Compensation Committee. However, the Board and the Human Capital and Compensation Committee value the opinions of our stockholders and expect to take into account their preference when considering the frequency with which we conduct future say-on-pay votes.
PROPOSAL 3 – SAY-ON-PAY PROPOSAL
The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Pay Proposal. Abstentions and broker non-votes will have no impact on the result of the Say-on-Pay Proposal.
As an advisory vote, the result of the Say-on-Pay vote will not be binding on the Board or the Human Capital and Compensation Committee. The result of the Say-on-Pay vote will, however, provide the Board and the Human Capital and
CCC | 2025 PROXY STATEMENT	Page 3

Compensation Committee with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Human Capital and Compensation Committee value the opinions of our stockholders and expect to take into account the result of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
PROPOSAL 4 – AUDITOR RATIFICATION PROPOSAL
The affirmative vote of a majority of the votes properly cast is required to approve the Auditor Ratification Proposal. Abstentions will have no effect on the result of the Auditor Ratification Proposal. There will not be broker non-votes with respect to the Auditor Ratification Proposal.
Q When will the results of the vote be announced?
 The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.
Q What is the deadline for submitting a stockholder proposal or director nomination for the fiscal year 2027 Annual Meeting?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in fiscal year 2027, must be received by the Company at our principal executive offices at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 on or before December 8, 2026.
Stockholders wishing to make a director nomination or bring a proposal before the fiscal year 2027 annual meeting must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than February 20, 2027, and not earlier than the close of business on January 21, 2027, assuming the Company does not change the date of the fiscal year 2027 annual meeting of stockholders by more than 30 days before or more than 60 days after the anniversary of the fiscal year 2026 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s bylaws (the “Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices.
In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Secretary at the Company’s principal executive officer that sets forth all the information required by Rule 14a-19 of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than the deadline set forth above under the advance notice provisions of the Bylaws.
CCC | 2025 PROXY STATEMENT	Page 4

SECTION 02
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is comprised of eight directors. Our Certificate of Incorporation (the “Charter”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age and other information for each member of our Board:
Director Information and Experience

NAME	CLASS	AGE	DIRECTOR SINCE	CURRENT TERM EXPIRES	TERM FOR WHICH NOMINATED EXPIRES	PCB	CEO	ST	F	AC	HCCC	NCGC
Teri Williams Director	I	68	2021	2028			▪		▪
Barak Eilam Director	I	51	2025	2028		▪	▪	▪
William Ingram Director	II	69	2021	2026	2029	▪		▪	▪
Neil de Crescenzo Director	II	64	2024	2026	2029	▪	▪	▪	▪
John A. Schweitzer Director	II	57	2026	2026	2029			▪
Githesh Ramamurthy Chairman of the Board	III	65	2021	2027		▪	▪	▪
Eileen Schloss Director	III	72	2021	2027		▪		▪	▪
Eric Wei Presiding Director	III	50	2021	2027		▪		▪	▪

PCB – Public Company Board Experience CEO – CEO Experience ST – Software/Technology Experience F – Financial Experience	AC – Audit Committee HCCC – Human Capital and Compensation Committee NCGC – Nominating and Corporate Governance Committee	▪–	Yes
–Committee Chair
–Committee Member

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry. The Nominating and Corporate Governance Committee and the Board believe that all directors must, at a minimum, meet the criteria set forth in the Company’s Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance
CCC | 2025 PROXY STATEMENT	Page 5

Committee will consider criteria such as qualifications, attributes, diversity of experience and skills in light of the Company’s business in the context of the needs of the Board. Additionally, the Nominating and Corporate Governance Committee considers a combination of factors for each director, including integrity, objectivity, independence, sound judgment, leadership, and courage.
Our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints and other unique characteristics. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for selection.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: integrity, objectivity, independence, sound judgment, leadership and courage; our Board as a whole exhibits a diversity of background and experience. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below, and attributes highlighted in the table above, include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter and our Bylaws, our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the annual meeting of stockholders to be held in fiscal year 2027, and our Class I directors will serve until the annual meeting of stockholders to be held in fiscal year 2028. If elected by our stockholders at this Annual Meeting, our Class II directors will serve until the annual meeting of stockholders to be held in fiscal year 2029.
Stockholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider stockholder recommendations for membership on the Board. Recommendations should be in writing and may be submitted to 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 Attn: Nominating and Corporate Governance Committee.
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will recommend to the Board individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.
Environmental, Social and Governance (“ESG”) Initiative
At CCC, we are committed to conducting our business in a responsible and sustainable manner, in accordance with law. Our ESG approach is designed to align with our corporate strategy and our mission to keep people’s lives moving forward when it matters most. Our Board has delegated responsibility for developing and implementing goals regarding environmental, social, and governance and sustainability matters to the Nominating and Corporate Governance Committee and has also directed that the Human Capital and Compensation Committee participate and provide oversight
CCC | 2025 PROXY STATEMENT	Page 6

and guidance on social and culture areas affecting ESG-related matters. The Board and the Audit Committee oversee our governance and risk management activities. We have a cross-functional ESG working group responsible for integrating sustainability, responsible practices, and stakeholder engagement into our operations.
We are committed to building inclusive teams and fostering an environment where unique perspectives are celebrated, in accordance with law. We believe a diverse workforce at all levels and an inclusive culture are foundational to our success and will enable us to better serve our customers. We support several employee-driven employee resource groups each of which is open to all employees.
Additional information concerning our ESG programs is available on our website at https://www.cccis.com/about/environmental-social-and-governance. Our website is not part of this notice and proxy statement.
CCC | 2025 PROXY STATEMENT	Page 7

SECTION 03
PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that Neil de Crescenzo, William Ingram and John Schweitzer be elected as members of the Board at the Annual Meeting.
The nominees were recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CCC | 2025 PROXY STATEMENT	Page 8

DIRECTOR NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING AT THE FISCAL YEAR 2029 ANNUAL MEETING.

WILLIAM INGRAM Age 69 ▪ Director Since July 30, 2021 ▪ Class II ▪ Term Expires Fiscal Year 2026

William Ingram began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since October 2020. From December 2015 to April 2020, Mr. Ingram served as the Chief Financial Officer of Avalara, Inc., a cloud-based SaaS company providing compliance solutions to customers worldwide. From April 2015 to December 2015, he served as the interim CFO for Khan Academy, a non-profit educational organization. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., including Executive Vice President and Chief of Strategy from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram also currently serves on the board of directors of Paymentus and formerly served on the board of directors of Avalara, Inc. Mr. Ingram holds a bachelor’s degree in economics from Stanford University and a master of business administration degree from Harvard Business School.
We believe that Mr. Ingram’s experience as Chief Financial Officer and a member of the Board of Directors of a cloud-based SaaS company which, until its exit from the public markets, was a member of our compensation peer group, in addition to his other experience in the technology and SaaS industries make him qualified to serve on our Board. Furthermore, his financial background and experience, including as the Chair of the Audit Committee of other publicly traded companies, makes him highly qualified to serve on and to chair our Audit Committee.

Neil de crescenzo Age 64 ▪ Director Since November 6, 2024 ▪ Class II ▪ Term Expires Fiscal Year 2026

Neil de Crescenzo began serving on our Board in November 2024. Mr. de Crescenzo currently serves as Chief Executive Officer of TRIMEDX and previously served as Chief Executive Officer of Change Healthcare from 2013 through its acquisition by Optum (part of United Health Group) in October 2022 and as CEO of Optum Insight until October 2023. Prior to joining

Change Healthcare, Mr. de Crescenzo held various positions at Oracle and IBM. Mr. de Crescenzo serves on the board of directors of Jazz at Lincoln Center, is a Trustee of the Committee for Economic Development of the Conference Board and is a past Chairman of the Healthcare Leadership Council. Mr. de Crescenzo holds a bachelors degree in political science from Yale University and a master of business administration from Northeastern University.
We believe that Mr. de Crescenzo’s current and prior experience as a Chief Executive Officer within the healthcare and FinTech industries makes him qualified to serve on our Board.

CCC | 2025 PROXY STATEMENT	Page 9

John Schweitzer Age 57 ▪ Director Since March 2, 2026 ▪ Class II ▪ Term Expires Fiscal Year 2026

John Schweitzer began serving on our Board on March 2, 2026. Mr. Schweitzer previously served as EVP, Sales at Salesforce from November 2025 through February 26, 2026, where he led global sales and go-to-market for its Informatica division. Mr. Schweitzer joined Salesforce in November 2025 in connection with its acquisition of Informatica, where he served as EVP, Chief Revenue Officer from March 2021, including through its IPO in November 2021. Prior to joining Informatica, Mr. Schweitzer served as Chief Revenue Officer at Software AG from 2018 through 2021, and he also previously held senior leadership roles at Workday, SAP, and Oracle. Mr. Schweitzer also serves on the Advisory Board of Spellman Performance, a specialized athletic training organization. Mr. Schweitzer holds a bachelor’s degree in finance and business administration from Northern Arizona University and completed executive education at IMD in Lausanne, Switzerland.
We believe that Mr. Schweitzer’s experience leading sales organizations at public and private software and technology companies makes him qualified to serve on our Board.

CONTINUING DIRECTORS
CLASS I DIRECTORS (TERMS EXPIRING IN FISCAL YEAR 2028)

TERI WILLIAMS Age 68 ▪ Director Since July 30, 2021 ▪ Class I ▪ Term Expires Fiscal Year 2028

Teri Williams began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since January 2021. Ms. Williams is a member of the board of directors, President, Chief Operating Officer and owner of OneUnited Bank, where she has served in various roles since 1995. Prior to joining OneUnited Bank, Ms. Williams held various positions with Bank of America and American Express, including serving as a Vice President of American Express. Ms. Williams holds a bachelor’s degree in economics from Brown University and a master of business administration degree from Harvard Business School. In addition to her roles with OneUnited Bank, Ms. Williams is currently Chair Emeritus of the Black Economic Council of Massachusetts and on the board of the Partnership for Miami and the 79th Street Corridor Initiative in Miami, Florida.
We believe that Ms. Williams’ extensive operational and financial experience within the financial services industry makes her qualified to serve on our Board. Furthermore, her experience as a board member and service on our Nominating and Corporate Governance Committee make her highly qualified to serve as the Chair of the Nominating and Corporate Governance Committee.

CCC | 2025 PROXY STATEMENT	Page 10

Barak Eilam Age 51 ▪ Director Since July 11, 2025 ▪ Class I ▪ Term Expires Fiscal Year 2028

Barak Eilam began serving on our Board in July 2025. Mr. Eilam previously served as Chief Executive Officer of NICE Ltd. from 2014 through 2024, and held various other senior leadership roles at NICE Ltd. 1999 through 2014. Mr. Eilam serves on the board of directors of Payoneer Inc., FactSet Research Systems Inc., SimilarWeb Ltd., HMH (f/k/a Houghton

Mifflin Harcourt) and Cvent Inc. Mr. Eilam holds a bachelors degree in Electrical Engineering from Tel Aviv University.
We believe that Mr. Eilam’s experience as a Chief Executive Officer in the SaaS industry, his technical training and background, and his experience deploying artificial intelligence make him qualified to serve on our Board.

CLASS III DIRECTORS (TERMS EXPIRING IN FISCAL YEAR 2027)

GITHESH RAMAMURTHY Age 65 ▪ Director Since July 30, 2021 ▪ Class III ▪ Term Expires Fiscal Year 2027

Githesh Ramamurthy began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entities since 1999. Mr. Ramamurthy has served as Chairman of the Board since 2000, and as Chief Executive Officer since 1999. Mr. Ramamurthy joined CCC in 1992 and has held various management positions including

Chief Technology Officer from 1992 until 1999 and President from 1997 until 2000. Prior to joining the Company, Mr. Ramamurthy was a founding member and head of technology for Sales Technologies, Inc., a leader in Sales Force Automation later acquired by Dun & Bradstreet. Mr. Ramamurthy holds a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology, a master’s degree in Computer Science from the Georgia Institute of Technology, and is an alumnus of Harvard Business School’s Executive Management Program.
We believe Mr. Ramamurthy’s extensive experience with the Company and knowledge of the insurance industry, coupled with his technological and financial acumen, make him qualified to serve on our Board and to serve as Chairman of the Board.

CCC | 2025 PROXY STATEMENT	Page 11

EILEEN SCHLOSS Age 72 ▪ Director Since July 30, 2021 ▪ Class III ▪ Term Expires Fiscal Year 2027

Eileen Schloss began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since August 2020. Ms. Schloss has served as an Operations Advisor to Advent International, L.P. since December 2019. Ms. Schloss also currently serves on the board of directors of Sprinklr, Inc. Prior to joining Advent, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc. from 2012 to 2017. Ms. Schloss served as Executive Vice President, Human Resources for Rovi Corporation from 2007 to 2012. Prior to that, Ms. Schloss served as Vice President, Administration for Caspian Networks, Inc. from 2002 to 2006. Ms. Schloss was named National Association of Corporate Directors’ (“NACD”) Directorship 100 in 2022 and, in March 2023, she obtained NACD’s Directorship Certification. Ms. Schloss holds a bachelor’s degree in Organizational Behavior from the University of San Francisco and a master’s degree in technology management from Pepperdine University and is a NACD Board Governance Fellow.
We believe that Ms. Schloss’s extensive experience working on public company boards, as well as her human resources and operational experience within public companies and in the software industry make her qualified to serve on our Board. Furthermore, her background and expertise, and experience serving on public company boards, make Ms. Schloss highly qualified to serve as the Chair of our Human Capital and Compensation Committee.

ERIC WEI Age 50 ▪ Director Since July 30, 2021 ▪ Class III ▪ Term Expires Fiscal Year 2027

Eric Wei began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since 2017. Mr. Wei is a Partner at Advent International, L.P., where he has served in various roles since 2011. Prior to joining Advent, Mr. Wei served as a Principal of Sageview Capital from 2008 through 2011 and as Vice President at Bain

Capital from 2005 through 2008. Mr. Wei also serves on the boards of directors of Tekion S.A., Conservice, LLC, Zenoti, FinancialForce and Assembly. Mr. Wei holds a bachelor’s degree in economics from Stanford University and a master of business administration degree from The Wharton School at the University of Pennsylvania.
We believe that Mr. Wei’s financial and business acumen, his experience with the Company, and his knowledge of the technology and FinTech industries make him qualified to serve on our Board and to serve as our presiding director.

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BOARD MEETINGS AND COMMITTEES
Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Human Capital and Compensation Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
For the year ended December 31, 2025, our Board held 8 meetings, our Audit Committee held 7 meetings, our Nominating and Corporate Governance Committee held 2 meetings and our Human Capital and Compensation Committee held 6 meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In fiscal 2025, each director other than Christopher Egan, who served as a director of the Company until March 28, 2025, attended at least 75% of the aggregate meetings of the Board and committees on which the director served during such director’s tenure.
Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://ir.cccis.com/corporate-governance/governance-overview. Our website is not part of this notice and proxy statement.
The table below sets forth the composition of our Board committees as of March 27, 2026, as well as additional information concerning each of our Board committee’s and the principal functions thereof, as further described in the Charter of the respective committee:

COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS

Audit Committee

William Ingram*†
Neil de Crescenzo
Teri Williams†

* Committee Chair
† “Audit Committee Financial Expert” as defined in applicable SEC Rules

Each member of the Audit Committee qualifies as an independent director under the corporate governance standards set forth in the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act and is financially literate.
• Overseeing our accounting and financial reporting process and the audits of our financial statements.

•
Assisting the Board’s oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors.

•
The appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us to provide audit services.

• Pre-approving all audit and non-audit services to be provided by our independent auditor or any other registered public accounting firm proposed to be engaged for such services.
• Reviewing our annual audited and quarterly financial statements with management and the independent auditor.
• Reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.
• Reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters.

Human Capital and Compensation Committee

Eileen Schloss*
William Ingram
Eric Wei

* Committee Chair

Each member of the Human Capital and Compensation Committee qualifies as an independent director under the corporate governance standards set forth in the Nasdaq Listing Rules and applicable SEC Rules.

•
Reviewing our chief executive officer’s performance and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation as well as other executive officers.

• Reviewing our executive compensation policies and plans and make recommendations to the board with respect to such plans.
• Implementing and administering our incentive compensation equity-based remuneration plans.
• Reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
• Assisting management on issues relating to human capital management.
• Engaging, in partnership with the Nominating and Corporate Governance Committee, in succession planning activities for our officers.

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COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS

Nominating and Corporate Governance Committee

Teri Williams*
Barak Eilam
John Schweitzer

* Committee Chair

Each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the corporate governance standards set forth in the Nasdaq Listing Rules and applicable SEC Rules.

•
Identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to the Board candidates for nomination for appointment at the annual general meeting or to fill vacancies on the Board.

• Developing and recommending to the Board, and overseeing implementation of, our Corporate Governance Guidelines.
• Coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company.
• Reviewing our overall corporate governance and recommending improvements as and when necessary.
• Monitoring the development and implementation of our ESG programs and goals.
• Engaging, in partnership with the Human Capital and Compensation Committee, in succession planning activities for our officers.

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Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices.
Independence
Our Board has an effective mix of independent directors and non-independent directors. Our Board includes seven independent directors and one director, Mr. Ramamurthy, who is not independent due to his role as Chief Executive Officer of the Company.
Chairman of the Board and Chief Executive Officer
With respect to the roles of Chairman of the Board and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. We currently operate with the roles of Chairman of the Board and Chief Executive Officer combined. We believe this board leadership structure is the most appropriate for the Company at this time it provides unified strategic direction at a period when the Company is executing on important growth and profitability initiatives, including through the expansion of its AI and emerging technology capabilities to better serve the insurance economy. We believe that the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses enhances the decision-making processes of the Board as a whole and that Mr. Ramamurthy’s tenure with the Company, knowledge of the industry, and experience as a Director of the Company allow him to manage the dual roles of Chairman of the Board and Chief Executive Officer effectively. Mr. Ramamurthy is also cognizant of the need for discussion and consideration of matters without the participation of the Company’s management from time to time and recuses himself, allowing the independent members of the Board to confer in executive session, as is necessary or upon request.
Under our Corporate Governance Guidelines, during any period in which the roles of Chairman of the Board and Chief Executive Officer are combined, the Board will appoint a “presiding director” to ensure independent leadership in circumstances where it is appropriate for the Board to have a voice distinct from management. In recognition of his extensive familiarity with the Company and the Board, as well as his public and private company board experience, the Board has appointed Eric Wei as our presiding director.
Our Nominating and Corporate Governance Committee reviews the leadership structure of the Board, including the combination of the roles of Chairman and Chief Executive Officer and the appointment of a presiding director, on an annual basis.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, unless pre-approval is obtained. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, unless pre-approval is obtained.
Risk Oversight
Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting of the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and
CCC | 2025 PROXY STATEMENT	Page 15

regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, cyber and privacy risks, and financial, tax and audit related risks.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://ir.cccis.com/corporate-governance/governance-overview. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website or in public filings.
Human Capital and Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Capital and Compensation Committee.
Communications by Stockholders and Other Interested Parties with the Board
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

CCC Intelligent Solutions Holdings Inc.
167 N. Green Street, 9th Floor
Chicago, Illinois 60607
Telephone: (800) 621-8070
Attention: Board of Directors
c/o Chief Legal Officer
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.
CCC | 2025 PROXY STATEMENT	Page 16

SECTION 04
EXECUTIVE OFFICERS
Below are the names, ages, positions, and a brief account of the business experience of the individuals who currently serve, or served during fiscal year 2025, as executive officers of the Company (See “—Election of Directors” for Mr. Ramamurthy’s biography):

TIMOTHY A. WELSH Title: President and Executive Vice President, Customer Solutions & Operations Age: 60

Timothy A. Welsh has served as our President and Executive Vice President since March 2025. Prior to joining CCC, Mr. Welsh served in various roles with U.S. Bank, most recently as Vice Chair of Consumer and Business Banking. Prior to joining U.S. Bank,

Mr. Welsh served as a senior partner at McKinsey & Company where he worked for nearly 27 years, specializing in financial services and the consumer experience. Mr. Welsh holds a bachelor’s degree in social studies from Harvard University and a master of business administration degree from Harvard Business School.

BRIAN HERB Title: Executive Vice President, Chief Financial and Administrative Officer Age: 53

Brian Herb has served as our Executive Vice President, Chief Financial and Administrative Officer since February 2020. Prior to joining CCC, Mr. Herb served in various roles with Experian, most recently as CFO, North America from 2015 until 2020. Mr. Herb began his career in assurance services at Ernst & Young. Mr. Herb holds a bachelor’s degree in

Accounting from Miami University of Ohio and a master of business administration degree from the Kellogg School of Management at Northwestern University.

JOSHUA VALDEZ Title: Senior Vice President, Chief Product Officer Age: 42

Joshua Valdez has served as our Senior Vice President, Chief Product Officer since February 16, 2026. Prior to joining CCC, Mr. Valdez held the position of Senior Vice President of Products at Dayforce since 2021. Prior to his role at Dayforce, he served as VP of Product at Workday, which he joined in 2017 when Workday acquired Pattern Technologies, where

Mr. Valdez served as Co- Founder and Head of Product and Design. Prior to co-founding Pattern, Mr. Valdez held positions at Google, MIDIOR Consulting and Nokia. Mr. Valdez holds a bachelor’s degree in English Literature from Dartmouth College.

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JOHN GOODSON Title: Executive Vice President, Chief Product and Technology Officer Age: 61

John Goodson served as our Executive Vice President, Chief Product and Technology Officer from January 2023 until his resignation from the Company on October 10, 2025. Mr. Goodson had previously served as our Senior Vice President, Chief Technology Officer from August 2021 through 2022 and as CCC’s Senior Vice President, Product Development from

August 2020 until August 2021. Prior to joining the Company, Mr. Goodson served as Senior Vice President and General Manager for Products and Customer Engagement Solutions at Verint from May 2015 until August 2020 and held various positions, including Chief Product Officer and Chief Technology Officer at Progress Software, from 2003 through 2015. Mr. Goodson holds a bachelor’s degree in Computer Science from the Virginia Polytechnic Institute and State University.

MARY JO PRIGGE Title: Executive Vice President, Chief Service Delivery Officer Age: 68

Mary Jo Prigge served as our Executive Vice President, Chief Service Delivery Officer from 2021 until her retirement from the Company on June 6, 2025. She previously served as CCC’s President of Service Operations from 2000 until 2021. Ms. Prigge joined the Company in 1998 as Executive Vice President of Operations and held several leadership positions over her tenure. Prior to joining the Company, Ms. Prigge held various positions in the auto glass replacement industry, including as Senior Vice President at Safelite Auto Glass in 1998, Vistar/USA-GLAS from 1991 to 1998, and AM International, Inc. Ms. Prigge served on the Board of Trustees and is past Vice Chair and treasurer of the Collision Repair Education Foundation. Ms. Prigge holds a bachelor’s degree in Marketing from the Kelley School of Business at Indiana University.

MARC FREDMAN Title: Senior Vice President, Chief Strategy Officer Age: 48

Marc Fredman served as our Senior Vice President, Chief Strategy Officer from 2021 until his resignation from such position on September 30, 2025. Mr. Fredman currently serves as non-executive officer as a part-time Strategic Advisor to the Company. Previously, from 2017 to 2021, Mr. Fredman was Senior Vice President of Strategy, Product Management, and

Marketing. Mr. Fredman joined CCC in 2014 as Senior Vice President, Corporate Strategy and Development. Prior to joining the Company, Mr. Fredman held various roles with The Boston Consulting Group from 2004 to 2014, most recently serving as Principal in the technology and corporate development practices. Prior to The Boston Consulting Group Mr. Fredman was with Bank One, most recently as Vice President of Healthcare Business Development. Mr. Fredman holds a bachelor’s degree in honors philosophy from Georgetown University and a master of business administration degree from the Kellogg School of Management at Northwestern University.

CCC | 2025 PROXY STATEMENT	Page 18

Section 05
COMPENSATION DISCUSSION & ANALYSIS
The following Compensation Discussion and Analysis provides information about material elements of the compensation awarded to, earned by, or paid to the “named executive officers” (or “NEOs”) of the Company in fiscal year 2025, who include our principal executive officer, our principal financial officer and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer), and up to two additional individuals who would have been one of the three most highly compensated executive officers if they were serving as an executive officer at the end of fiscal year 2025. For fiscal year 2025 the Company’s NEOs and their positions were:
GITHESH RAMAMURTHY
Chairman of the Board and Chief Executive Officer
TIMOTHY A. WELSH
President and EVP, Customer Solutions & Operations
BRIAN HERB
EVP, Chief Financial and Administrative Officer
MARY JO PRIGGE1
Former EVP, Chief Service Delivery Officer
JOHN GOODSON2
Former EVP, Chief Product and Technology Officer
1 Ms. Prigge retired from the Company effective as of June 6, 2025.
2 Mr. Goodson resigned from the Company effective as of October 10, 2025.
CCC | 2025 PROXY STATEMENT	Page 19

Executive Summary
CCC is a leading SaaS and AI platform provider for the multi-trillion-dollar insurance economy powering operations for insurers, repairers, automakers, part suppliers, and more. CCC cloud technology connects more than 35,000 businesses digitizing mission-critical workflows, commerce, and customer experiences. A trusted leader in AI, customer experience, network and workflow management, CCC delivers technology that turns crucial moments into intelligent experiences, with the goal of shaping a world where life just works. Founded in 1980, CCC has been publicly traded since August 2021.
Stockholder Engagement and Company Responses
We maintain an ongoing dialogue with our stockholders. Throughout fiscal year 2025, members of our investor relations team and management team engaged with many of our stockholders to provide updates on our business and solicit perspectives on matters that are important to them. Stockholder perspectives are shared with, and considered by, management, the Board and relevant committees, including, but not limited to the Human Capital and Compensation Committee, to inform our policies, decisions and strategy, as appropriate.
At our 2025 annual meeting of stockholders, approximately 54% of the advisory votes cast voted to approve the compensation of our NEOs. While this result represented the approval by a majority of the votes cast, it also showed a decline from the advisory vote approval percentage at our 2024 annual meeting of stockholders (where approximately 68% of the advisory votes cast voted to approve the compensation of our NEOs) and was below the level that the Human Capital and Compensation Committee felt was acceptable. In response to the results of the advisory vote on the compensation of our NEOs at the 2025 annual meeting of stockholders, in the fall and winter of 2025 we conducted expanded stockholder outreach to obtain more feedback from our stockholders on key compensation and governance issues.
Below is a summary of the outreach efforts we made in fall and winter of 2025, including the breadth of the outreach efforts, the participants, the key issues discussed and the actions taken.

Stockholders Contacted	Meetings	Company Attendance
29 Representing Approximately 64% of Shares Outsanding[1]	7 Representing Approximately 24% of Shares Outstanding[1] Representing 7 of our Top 30 shareholders[1]

100%

Meeting attended by Eileen Schloss, Chair of our Human Capital and Compensation Committee

With additional participation from the Company’s Human Resources, Legal, Finance and Investor Relations Departments

1 Based on shares outstanding and information available to the Company as of October 2025.
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While discussion at each of the seven meetings with stockholders varied, the stockholders we spoke to focused on the themes highlighted below, and these themes were subsequently discussed at meetings of the Human Capital and Compensation Committee and Nominating and Corporate Governance Committee, as well as in meetings of the full Board and by the Company’s management team. These meetings and discussions led to the responses highlighted below.

What We Heard	Our Response
Management – Stockholder Alignment Stockholders perceive a lack of alignment between the shareholder experience and management incentives
This proxy statement contains additional disclosures and discussion of the Company’s rationale in setting management incentives and their alignment with the creation of shareholder value. See the sections of this Compensation Discussion and Analysis titled “Highlights of Our Executive Compensation Practices” and “Elements of Compensation.”

Additionally, as noted below, beginning with grants made in fiscal year 2026, we have updated the performance-based awards granted under our Equity Plan to be based primarily on three-year revenue growth, with consideration of relative total shareholder return compared to other technology companies via a performance modifier. We believe this change provides better alignment to the shareholder experience while maintaining a strong emphasis on sustained revenue growth.

Mid-Stream Modifications to Goals Stockholders have lingering concerns regarding the modifications made to the total shareholder return-based PSUs in 2023	Going forward, the Human Capital and Compensation Committee has committed not to make any mid-stream changes to outstanding awards under our Equity Plan.
Overlapping Metrics Stockholders are concerned about the overlap in incentive plan metrics with regards to our short- and long-term incentive plans
Our annual incentive plan (“AIP”) remains based on the Company’s Revenue and adjusted EBITDA.

Beginning with grants made in fiscal year 2026, we have updated the performance-based awards granted under our Equity Plan to be based primarily on three-year revenue growth, with consideration of relative total shareholder return via a performance modifier, and by removing adjusted EBITDA as a metric under Equity Plan awards.

See the section below titled “Highlights of Our Executive Compensation Practices” for further details regarding the constructs of our 2026 AIP and 2026 Long-Term Incentive Plan.

Additional Disclosure Stockholders expect additional disclosure to facilitate assessment regarding the rigor of goal-setting
This proxy statement contains additional disclosure regarding goal-setting for, and performance under, our long- and short-term incentive plans. See the sections below entitled “Highlights of Our Executive Compensation Practices,” “2025 Annual Incentive Plan Targets and Awards” and “2025 Performance-Based Equity Awards.”

The Company also considered additional disclosures concerning the goals for awards with performance periods ending after fiscal year 2025, but has determined that it is not in the best interests of the Company and its shareholders to publicly disclose this market-sensitive information at this point in time. The Company expects to continue to disclose goals applicable to awards under its short-term incentive plan and the performance achieved under its long-term incentive plan following the end of the applicable performance periods.

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What We Heard	Our Response
Stock Based Compensation Spend Stockholders remain concerned with the Company’s overall stock-based compensation spend
The Company expects stock-based compensation as a percentage of revenue to continue to trend down in fiscal year 2026 and it is projected to reach high-single digits in fiscal year 2027, subject to future business needs and market conditions.

Other Governance Concerns
There is additional attention being paid by stockholders to the Board’s alignment to stockholders, including with respect to the Company’s classified Board structure and stockholder rights

To strengthen Board accountability and shareholder alignment, effective January 1, 2026, the Company increased its stock ownership guidelines for its independent directors to five (5) times their annual cash retainer. See the section below titled “Additional Compensation Policies & Practices — Stock Ownership Guidelines”.

The Nominating and Corporate Governance Committee takes shareholder feedback into account in its annual review of the Company’s corporate governance structure.

On March 2, 2026, the Company announced the addition of John Schweitzer to the Board. In connection with Mr. Schweitzer’s appointment to the Board, the Nominating and Corporate Governance Committee recommended to the Board, and the Board of Directors unanimously approved, the following additional changes to the composition of the various committees of the Board: (i) Ms. Williams was appointed Chairperson of the Nominating and Corporate Governance Committee, (ii) Mr. Eilam and Mr. Schweitzer were appointed to the Nominating and Corporate Governance Committee; and (iii) Mr. Wei was removed from the Nominating and Corporate Governance Committee. The Board believes that this reconstitution of the Nominating and Corporate Governance Committee will bring enhanced public-company governance expertise to the committee.

Business Highlights
By executing our operating plan, we achieved strong financial performance for the fiscal year ended December 31, 2025:
Fiscal Year 2025 Business Performance

Revenue	Adjusted EBITDA and Adjusted EBITDA Margin
$1,057.0 million 11.9% Growth over 2024	$436.0 million 9.7% Growth over 2024 41% Adjusted EBITDA Margin

Other business highlights for the fiscal year ended December 31, 2025 include the following:
•
CCC’s total revenue crossed $1 billion for the first time in history, with total revenue up over $350 million since 2021. Approximately 10% of CCC’s total revenue, or nearly $100 million, was generated from artificial intelligence-based solutions in 2025; and more than 125 insurers and over 15,000 collision repairers used CCC’s artificial intelligence-based solutions.

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•
Adjusted EBITDA for the year was $436 million, up 10% year-over-year, with an adjusted EBITDA margin of 41%. Excluding the impact of EvolutionIQ, adjusted EBITDA margins expanded by over 200 basis points year-over-year in 2025, and Free Cash Flow crossed $250 million for the first time in history.

•
CCC continued to strengthen its customer relationships, renewing its arrangements with multiple of the largest U.S. P&C insurers by direct written premium insurers and the largest collision repair provider in the United States, and adding new auto manufactures as customers.

•
CCC completed the acquisition of EvolutionIQ, Inc. (“EvolutionIQ”), the leading platform for AI-powered guidance for disability and injury claims management and integrated EvolutionIQ into the CCC organization. EvolutionIQ added two top-15 disability insurers and now serves nine of the top-15 disability insurers, as measured by direct written premiums. The business also launched multiple new workers’ compensation customers and established a partnership with the world’s largest third-party administrator.

•
CCC returned over $500 million to shareholders via share repurchases by the company in which we retired approximately 65.5 million shares of our common stock. This includes the 2025 results of an accelerated share repurchase program for $300 million, under which the company received an initial delivery of approximately 33.2 million shares in 2025, and retired a total of approximately 42.8 million shares.

“Adjusted EBITDA,” “Adjusted EBITDA Margin” and “Free Cash Flow” are non-GAAP financial measures. See Annex A for reconciliations of each to the most directly comparable GAAP financial measure.
EXECUTIVE COMPENSATION HIGHLIGHTS IN FISCAL YEAR 2025
CEO Compensation
In accordance with the terms and conditions set forth in Mr. Ramamurthy’s October 2021 equity award agreements, as further described in the section from our proxy statement with respect to fiscal year 2021 titled “Narrative Disclosure to the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table,” Mr. Ramamurthy did not participate in the 2025 Annual Incentive Plan or receive equity awards during fiscal year 2025 under the CCC Intelligent Solutions Holdings Inc. 2021 Incentive Equity Plan (as it may be amended from time to time, the “Equity Plan”).
Incentive Awards to Our Other NEOs
In fiscal year 2025, the Human Capital and Compensation Committee granted time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under the Equity Plan to each of the NEOs other than Mr. Ramamurthy. Such PSUs vest on the basis of achievement of the Company’s revenue growth goals and adjusted EBITDA margin goals, in each case measured over a three-year period ending December 31, 2027. See the “Equity-Based Compensation” section below for further details regarding the equity grants made to our NEOs under the Equity Plan during fiscal year 2025.
In January 2026, the Human Capital and Compensation Committee certified financial performance under our 2025 AIP at 69.3% of target on the basis of achievement of revenue and adjusted EBITDA goals and the EvolutionIQ performance modifier. Each of the NEOs participated in the 2025 AIP, other than Mr. Ramamurthy, provided that Mr. Goodson forfeited his 2025 AIP payout in connection with his resignation from the Company. The 2025 AIP plan design also provided for an individual performance multiplier to be applied based on the individual performance of each executive. See the “Annual Incentive Plan (AIP)” section below for further details regarding the annual incentive awards made to the NEOs under the 2025 AIP.
Highlights of Our Executive Compensation Practices
The Human Capital and Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies.
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In establishing executive compensation, the Human Capital and Compensation Committee is guided by a strong pay-for-performance philosophy and a focus on aligning executive outcomes with those metrics that we believe will lead to long-term shareholder value creation. Given the Company’s SaaS business model, the Human Capital and Compensation Committee carefully considers factors such as recurring revenue growth, profitability, customer retention, and long-term value creation when determining executive compensation. The Human Capital and Compensation Committee evaluates overall pay levels based on each executive’s role and impact, individual performance and experience, internal pay equity, the Company’s growth trajectory, and the competitive market for talent. Market data from a thoughtfully constructed peer group of other technology companies is used as a reference point – not a determinant – allowing the Human Capital and Compensation Committee to exercise judgment in setting pay outcomes, particularly in periods of uneven performance or macroeconomic uncertainty.
In designing our executive compensation programs, the Human Capital and Compensation Committee places significant emphasis on performance-based and at-risk compensation, with a meaningful portion of each of our executive’s total compensation provided pursuant to our short- and long-term incentive plans. The design of our incentive plans reflects the Company’s strategic priorities and operating model, incorporating metrics that we believe balance growth, efficiency, and long-term value creation, while also discouraging excessive risk-taking. The Human Capital and Compensation Committee also considers shareholder feedback, including insights from recent say-on-pay votes and our ongoing investor engagement, when designing our executive compensation programs, including when evaluating pay levels, performance measures, and plan features. The Human Capital and Compensation Committee regularly reviews and, where appropriate, refines program design, goal-setting rigor, and payout leverage to align our executive compensation programs with Company performance, to account for shareholder expectations and feedback, and to support the Company’s sustainable long-term success.
Our Approach to Goal-Setting
Goal-setting for our short- and long-term incentive plans is marked by a high degree of rigor and ambition. For our short-term incentives, we focus on key financial metrics such as revenue and EBITDA. For fiscal year 2025, our long-term incentive plan was anchored by three-year revenue growth and three-year EBITDA margin targets. Commencing in fiscal year 2026, we updated our long-term incentive plan to be based on three-year revenue growth targets with a modifier based on the Company’s total shareholder return performance relative to a peer group of companies. The change for fiscal year 2026 was made as a direct response to shareholder feedback as it strengthens overall shareholder alignment of our long-term incentive program, and reduces metric overlap between our short- and long-term incentive programs. For purposes of incentive payouts, we set our targets for our short- and long-term incentive plans at levels that are designed to incentivize achievement above our external guidance and consensus estimates for the same periods. This practice underscores our commitment to driving superior performance and fostering a culture of continuous improvement, ensuring that our incentive programs truly motivate and reward outstanding achievement.
Components of Pay
The components of our 2025 executive compensation program consist primarily of elements that are generally available to executives, including base salary, annual variable cash compensation, long-term incentive equity awards and broad- based benefits.
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Core Fiscal 2025 Compensation Elements1

ELEMENT | PERFORMANCE PERIOD	OBJECTIVE	PERFORMANCE MEASURED / VESTING PROVISIONS
Base Salary | Annual	Recognizes an individual’s role and responsibilities, serves as an important retention vehicle and provides a stable level of fixed compensation.	Base salary is reviewed annually by the Human Capital and Compensation Committee and set based on market competitiveness, individual performance and internal consistency considerations.
Annual Incentive | Annual	Rewards achievement of annual financial objectives using formulaic pre-set goals; also provides for the opportunity to recognize individual performance achievements.	The annual incentive award targets are reviewed annually by the Human Capital and Compensation Committee and set based on the Company’s revenue and adjusted EBITDA targets.
Time-Vested Restricted Stock Units (RSUs) | Long-Term	Aligns the interests of the executives to those of the stockholders by incentivizing long-term thinking and financial performance and serves as an important retention vehicle.
The 2025 RSU grants generally vest one-third per year over a three-year period, beginning on the first anniversary of the grant date, subject to continued service; unvested awards are generally forfeited upon a separation from service.

Performance-Vested Restricted Stock Units (PSUs) | Long-Term
Aligns the interests of the executives and those of the stockholders by incentivizing long-term thinking and financial performance, serves as an important retention vehicle and drives significant Company performance.

The 2025 PSU grants generally vest based on the achievement of revenue growth and adjusted EBITDA margin goals measured over a three-year performance period ending December 31, 2027; unvested awards are generally forfeited upon a separation from service.

[1]
Calculations exclude Mr. Welsh’s new hire equity award and compensation paid to our NEOs who ceased serving as NEOs during fiscal year 2025 in connection with their retirement or resignation (i.e. Ms. Prigge and Mr. Goodson), which amounts are included and further described in the “Fiscal Year 2025 Summary Compensation Table’’ below.

CCC | 2025 PROXY STATEMENT	Page 25

Target Pay Mix
To help retain and motivate the NEOs, the Human Capital and Compensation Committee aims to offer compensation that is competitive with our peers and industry through cash (base salaries and annual performance-based incentive awards) and equity (long-term incentive equity awards).
The Human Capital and Compensation Committee does not have a formal policy for allocating total compensation among the various components. Instead, the Human Capital and Compensation Committee uses its judgment, in consultation with the Company’s independent executive compensation consultant, as described below, to establish an appropriate balance of short- and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy and objectives, among other considerations.
As discussed above, in accordance with the terms and conditions set forth in his 2021 equity award agreements, Mr. Ramamurthy’s 2025 target pay mix consisted solely of base salary.
The average pay mix for the other NEOs in fiscal year 2025, excluding compensation paid to our NEOs who ceased serving as NEOs during fiscal year 2025 in connection with their retirement or resignation (i.e. Ms. Prigge and Mr. Goodson), was approximately 15% base salary, 7% target annual incentive, and 78% long-term incentive. 85% of such NEOs’ pay was variable and at risk, and 46% was tied to the achievement of pre-set performance goals.
Governance of Our Pay Program
The Human Capital and Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our executive compensation programs:

WHAT WE DO
• Stock ownership guidelines that apply to our executive officers and our directors
• Pay-for-performance philosophy and culture
• Majority of pay is performance-based or variable, tied to pre-set, objective metrics, and not guaranteed
• Long-term performance-based pay is tied to Company performance over multi-year performance periods
• Monitor dilution and overhang
• Engage an independent compensation consultant
• Independent and experienced Human Capital and Compensation Committee
• Assess risks of our compensation program
• Maintain a clawback policy
• Conduct an annual say-on-pay vote

WHAT WE DON’T DO
• No hedging of our stock without pre-approval
• No pledging of our stock without pre-approval
• No discounted stock option awards
• No supplemental executive retirement plans
• No excessive perquisites
• No single-trigger accelerated vesting upon a change in control
• No new excise tax gross-up arrangements in future executive employment or equity award agreements

CCC | 2025 PROXY STATEMENT	Page 26

Our Executive Compensation Philosophy & Objectives
The overall objective of CCC’s executive compensation program is to support the Company’s business objectives by attracting, retaining and engaging the highest caliber employees, including executive officers. The goals of the Human Capital and Compensation Committee with respect to executive compensation are to:
•	Attract, retain, motivate and reward talented executives;
•	Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of shareholder value; and
•
Align executives’ interests with those of our stockholders through long-term incentives based on financial metrics reasonably within the executives’ control and which we believe to be closely linked to the generation of shareholder value.

To achieve these goals, the Company endeavors to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key financial goals that support the Company’s business strategy and align the interests of our executives with those of our stockholders. We believe our executive compensation program as developed and implemented, and as presented in this proxy statement, achieved these objectives for fiscal year 2025 compensation.
GOVERNANCE OF EXECUTIVE COMPENSATION
Role of the Human Capital and Compensation Committee
The Human Capital and Compensation Committee acts on behalf of our Board to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans. The Human Capital and Compensation Committee annually assesses the performance of the Chief Executive Officer and other executives, and, based in part on the recommendations from the Chief Executive Officer (with respect to executives other than himself), and in part on consultation with certain other executives of the Company, approves the compensation of these executives; provided, that in no event do any of our executives provide any input on his or her own compensation.
Role of Independent Compensation Consultant
The Human Capital and Compensation Committee retained the services of Alpine Rewards, LLC (“Alpine Rewards”) as its independent compensation consultant beginning in November 2023. During fiscal 2025, the Human Capital and Compensation Committee determined that it was appropriate to continue to retain Alpine Rewards due to their focus on the technology sector and high-touch methods to support the Company’s strategy. In its capacity as independent compensation consultant, Alpine Rewards has advised the Human Capital and Compensation Committee on compensation matters related to the executive and director compensation programs and has assisted the Human Capital and Compensation Committee by, among other things:
•	Providing executive and non-employee director market pay analyses;
•	Reviewing and suggesting changes to the compensation peer group;
•	Developing and refining, including through the provision and use of relevant survey data, executive and employee pay programs and governance practices;
•	Providing general consulting support regarding competitive positioning; and
•	Providing insights regarding potential actions related to our short- and long-term incentive plans.
CCC | 2025 PROXY STATEMENT	Page 27

The Human Capital and Compensation Committee has the sole authority to engage and terminate the services of Alpine Rewards, as well as to approve its compensation. Alpine Rewards made recommendations to the Human Capital and Compensation Committee but has no authority to make compensation decisions on behalf of the Human Capital and Compensation Committee or the Company. Alpine Rewards reported to the Human Capital and Compensation Committee and had direct access to the chairperson and the other members of the Human Capital and Compensation Committee. Alpine Rewards did not provide any other services to the Company in 2025.
The Human Capital and Compensation Committee conducted a specific review of its relationships with Alpine Rewards in 2025 and determined that its work for the Human Capital and Compensation Committee did not raise any conflicts of interest. Alpine Rewards’ work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC, and Nasdaq (the listing exchange on which the Company’s stock has been traded since December 19, 2022).
Role of Management
To aid the Human Capital and Compensation Committee in its responsibilities, the Chief Executive Officer provides the Human Capital and Compensation Committee with recommendations relating to the performance and achievements, including support of our corporate values, of each of the NEOs (other than himself). The Human Capital and Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other NEOs because he has direct knowledge of the criticality of their work, performance and contributions. The Human Capital and Compensation Committee may consult with the Chief Human Resources Officer regarding pay decisions for other executives. Executives, including the Chief Executive Officer, do not participate in the Human Capital and Compensation Committee’s deliberations or decisions regarding their own compensation.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Human Capital and Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the software and services industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each NEO’s specific expertise and experience.
For 2025, the Human Capital and Compensation Committee believed referencing market data provided by our independent compensation consultant, along with other factors, was important when setting total compensation for the NEOs because competition for executive management is intense in our industry and the retention of a talented leadership team is critical to the Company’s success. However, while referencing the peer group compensation levels is helpful in determining market-competitive compensation for the NEOs, the Human Capital and Compensation Committee does not directly tie any pay elements to particular benchmarks within the peer group; rather, peer data is used as a market-check analysis and is just one factor considered in the annual compensation approval process. Other important considerations include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.
2025 Peer Group
The Human Capital and Compensation Committee, with the assistance of Alpine Rewards, considered several factors in determining the composition of a peer group for purposes of evaluating the 2025 compensation of the NEOs, including, but not limited to:
•	Industry: U.S.-based technology and software companies;
•	Revenue: $500M to $2.5B;
•	Market Capitalization: $2B to $18B; and
•	Organizational Complexity: Between 800 and 7,500 employees.
CCC | 2025 PROXY STATEMENT	Page 28

Using these criteria, the twenty-one (21) companies below were identified by the Human Capital and Compensation Committee and Alpine Rewards as most closely aligned to CCC and make up the Company’s defined peer group for 2025 executive compensation decisions. Our peer group for 2025 executive compensation decisions differs from our peer group for 2024 executive compensation decisions as follows: (i) Altair Engineering, Aspen Technology, and Informatica were removed from our peer group for 2025 as a result of actual or anticipated merger activity; (ii) Fair Isaac was removed from our peer group for 2025 as a result of its market capitalization being above the range of the Company’s market capitalization size factor; and (iii) Clearwater Analytics, Freshworks, Intapp, Sprinklr, and SPS Commerce were added to our peer group for 2025 based on their being strong fits in terms of business focus and meeting the pre-established, objective criteria set forth above. At the time the 2025 peer group was approved, CCC ranked at the 54th and 42nd percentiles for the trailing 12 months revenue and market capitalization, respectively, and ranked at the 27th percentile for organizational complexity.
2025 Peer Group
AppFolio Bentley Systems BlackLine Clearwater Analytics Confluent Elastic Freshworks Guidewire Software Intapp Manhattan Associates nCino	Pegasystems Procore Technologies PTC, Inc. Q2 Holdings Sprinklr SPS Commerce Tyler Technologies Veeva Systems Vertex Workiva

21 Publicly-Traded US Software Companies

Compensation Risk Oversight
Our Human Capital and Compensation Committee has responsibility for establishing the Company’s compensation philosophy and objectives, determining the structure, components, and other elements of its programs, and reviewing and approving the compensation of the NEOs. The Human Capital and Compensation Committee has conducted a risk assessment and has concluded that the Company’s executive compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.
Stockholder Say-on-Frequency and Say-on-Pay Votes
We last held an advisory vote on the frequency with which the Company should hold an advisory vote on the compensation of our NEOs at the 2023 annual meeting of stockholders. Following that meeting, as recommended by our stockholders, the Human Capital and Compensation Committee determined to hold an advisory vote on the compensation of the NEOs every year. Accordingly, we held an advisory vote on the compensation of our NEOs pursuant to the “Say-on-Pay Proposal” at the Company’s 2025 annual meeting of stockholders (the “2025 Say-on-Pay Proposal”), and approximately 54% of the advisory votes cast voted to approve the compensation of our NEOs. We will hold advisory votes on both the frequency with which the Company should hold an advisory vote on the compensation of our NEOs and on the compensation of our NEOs at the 2026 annual meeting of stockholders.
General Matters Related to our Say-on-Frequency and Say-on-Pay Votes
As recommended by our stockholders pursuant to the “Say-on-Frequency Proposal” voted on by the stockholders at the Company’s 2023 annual meeting of the stockholders, the Human Capital and Compensation Committee has determined to hold an advisory vote on the compensation of the NEOs every year. Pursuant to the “Say-on-Frequency” proposal included in this proxy statement, stockholders will be voting at the Annual Meeting on an advisory vote on the frequency with which the Company should hold an advisory vote on the compensation of the NEOs.
Pursuant to the “Say-on-Pay Proposal” included in this proxy statement, stockholders will be voting at the Annual Meeting on an advisory vote to approve the compensation of our NEOs.
CCC | 2025 PROXY STATEMENT	Page 29

The Human Capital and Compensation Committee will continue to consider the outcome of the “say-on-pay” and “say on frequency” stockholder advisory vote when making compensation decisions regarding our NEOs.
ELEMENTS OF COMPENSATION
Base Salary
Base salaries serve to provide fixed cash compensation to the NEOs for performing their ongoing responsibilities. Base salaries for the NEOs are approved upon joining the Company by the Human Capital and Compensation Committee, and then reviewed and adjusted, as appropriate, by the Human Capital and Compensation Committee on an annual basis, in consultation with our independent compensation consultant and certain other executives of the Company.
Such annual adjustments are based on factors that may include, but are not limited to:
•	Each NEO’s position and specific responsibilities;
•	Individual performance;
•	Level of experience;
•	Achievement of corporate and strategic goals; and
•	A review of competitive salary and total compensation market data for comparable positions at peer companies.
The Human Capital and Compensation Committee does not apply any specific formulas to determine increases in base salaries for NEOs, but instead makes an annual evaluation of the factors listed above. Increases in base salary, if any, typically take effect in March of each calendar year.
The Human Capital and Compensation Committee reviewed the NEO’s annual base salaries based on the considerations outlined above. Based on this review, in March 2025 the Human Capital and Compensation Committee made merit-based increases to the base salaries of the NEOs as follows:
NEO Base Salaries and 2025 Increases1

Githesh Ramamurthy	Tim Welsh[2]	Brian Herb	Mary Jo Prigge[3]	John Goodson
$910,000 2024	n/a 2024	$637,235 2024	$563,146 2024	$535,600 2024
$950,000 2025	$700,000 2025	$659,539 2025	$563,146 2025	$554,346 2025
4.40% Increase	n/a Increase	3.50% Increase	0.00% Increase	3.50% Increase

[1]	Base salary increases were effective in March of the applicable fiscal year.
[2]	Mr. Welsh became an NEO for the first time upon his hire in March 2025.
[3]
Ms. Prigge advised the Company of her intent to retire from the Company prior to the Human Capital and Compensation Committee’s review of annual base salaries in March 2025 and, as such, was not considered for a merit-based base salary increase in March of 2025.

CCC | 2025 PROXY STATEMENT	Page 30

2025 Annual Incentive Plan (AIP)
In fiscal year 2025, each of the NEOs, other than Mr. Ramamurthy, were provided short-term, performance-based annual incentives pursuant to the 2025 AIP. The Company believes that such annual incentives, among other things:
•
Align interests of the Company, executives and investors by linking the executive’s compensation to those metrics that the Company believes are both within the executives’ reasonable control and drive the creation of shareholder value;

•	Enable the Company to achieve and exceed financial goals;
•	Attract and retain the top talent in the industry; and
•	Recognize and reward individuals for contributing to the Company’s success.
2025 Annual Incentive Plan Opportunities
Each of the NEOs, other than Mr. Ramamurthy, participated in the 2025 AIP. The NEOs that participated in the 2025 AIP had an established annual incentive target, which was equal to a percentage of their actual earned base salary for fiscal year 2025. The actual earned 2025 AIP payout, if any, was calculated based on a combination of Company and individual performance.
For fiscal year 2025, the NEOs, other than Mr. Ramamurthy, each had a fifty percent (50%) annual incentive target opportunity under the 2025 AIP.
2025 Annual Incentive Plan Targets and Awards
In February 2025, the Human Capital and Compensation Committee established the Company performance metrics and targets for the 2025 AIP. In setting performance targets for the 2025 AIP, the Human Capital and Compensation Committee reviewed the Company’s 2025 strategic plan and expected results, including the guidance provided by the Company to investors and shareholders concerning its expected results for fiscal year 2025.
The Human Capital and Compensation Committee determined that, consistent with the 2024 AIP plan design, the 2025 AIP plan was based on the Company’s revenue and adjusted EBITDA, in each case excluding results from China and results from EvolutionIQ, which the Company acquired in January 2025, and that the 2025 AIP plan was to include a multiplier based on EvolutionIQ’s revenue. The Human Capital and Compensation Committee chose this plan design, including the use of revenue and adjusted EBITDA metrics, to align with the way in which management monitors the Company on a regular basis and the way in which the investment community evaluates the Company’s performance, in addition to focusing on metrics which are among the most important factors within the Company’s control in increasing stockholder value in fiscal year 2025. The Human Capital and Compensation Committee determined that excluding results from China was appropriate as the Company’s executive officers, other than Mr. Ramamurthy, do not have significant control over the China business, and further determined that applying an EvolutionIQ multiplier was appropriate to incentivize the efficient integration of EvolutionIQ with the Company and to recognize the importance of growth of the EvolutionIQ solutions to the creation of long-term shareholder value.
The Human Capital and Compensation Committee elected to weigh revenue at 60% and adjusted EBITDA at 40% for the 2025 AIP, which the Human Capital and Compensation Committee believes aligns with the relative import of the metrics to the Company’s long-term shareholder value creation, and set the threshold and target for the 2025 AIP at levels designed to incentivize performance based on our strategic plan and market expectations. The Human Capital and Compensation Committee also set target and threshold levels for the EvolutionIQ multiplier to the 2025 AIP, with revenue at or below threshold to result in a 75% multiplier, revenue at target (which exceeded EvolutionIQ’s expected contribution to the guidance provided by the Company to investors and shareholders) to result in a 100% multiplier, and revenue over target to result in a multiplier of up to a maximum of 110%.
The Human Capital and Compensation Committee determined that linear interpolation would be used for performance between threshold and target, as for performance well as above target to the maximum multiplier. The revenue and
CCC | 2025 PROXY STATEMENT	Page 31

adjusted EBITDA portion of the 2025 AIP had a maximum performance level of 200% and the EvolutionIQ modifier had a maximum performance level of 110%, resulting in an aggregate maximum payout under the 2025 AIP at 220% of target. For the purposes of the 2025 AIP plan design, the Company also removed the impact of the payment of the Company’s 2024 AIP from the calculation of adjusted EBITDA.
The threshold and target levels, as approved, are set forth below:

	2025 AIP Threshold ($M)[1]	2025 AIP Target ($M)[1]	2025 AIP Maximum ($M)[1]
Revenue[1]	$989.1	$1,021.9	$1,054.7
Adjusted EBITDA[1]	$446.5	$479.4	$520.4

[1]
For the purposes of the 2025 AIP, revenue is calculated as the Company’s total annual revenues excluding China and EvolutionIQ, and adjusted EBITDA is calculated excluding China and EvolutionIQ and is further adjusted to remove the impact of bonuses paid.

The threshold and target levels, as approved, for the EvolutionIQ multiplier, are set forth below (interpolation is used for achievement between threshold and target, as well as for above target up to a maximum modifier of 110%):

	EvolutionIQ Multiplier	Revenue ($M)
Threshold	75%	$38.8
Target	100%	$55.5
Maximum	110%	$61.0

In fiscal year 2025 the Company achieved revenue (as described above for the purposes of the 2025 AIP) of $1,008.1M, adjusted EBITDA (as described above for the purposes of the 2025 AIP) of $476.6M, and EvolutionIQ revenues (as described above for the purposes of the 2025 AIP) of $42.1M resulting in the 2025 AIP’s Company performance component being 69.3%, calculated as follows:

	Achievement %	Total Payout[1]
Revenue (60%)	78.9%
Adjusted EBITDA (40%)	95.9%	69.3%
EvolutionIQ Multiplier	80.9%

[1]	Calculated as (Revenue Achievement % * 60%) + (Adjusted EBITDA Achievement % * 40%) * EvolutionIQ Multiplier.
The 2025 AIP plan design also provided for an individual performance multiplier to be applied based on the individual performance of each executive.
Mr. Welsh was awarded a 100% individual performance multiplier based on his leadership in establishing our long-term strategic direction and purpose, deepening our relationships with our customers, and positioning CCC to deliver future growth and value creation for our shareholders. Mr. Herb was awarded a 100% individual performance multiplier based on the integration of EvolutionIQ, his continued focus on driving towards sustainable and profitable financial growth, and strong oversight of our Finance, Legal, and Human Resources operations. Although she retired from the Company prior to the certification and payment of the awards under the 2025 AIP, per the terms of the Prigge Separation Agreement, Ms. Prigge remained eligible to participate in the 2025 AIP and was awarded a 100% individual performance multiplier
CCC | 2025 PROXY STATEMENT	Page 32

based on maintaining strong performance in our Service Operations functions and facilitating a smooth transition through her departure. Mr. Goodson departed from the Company prior to the certification and payment of the awards under the 2025 AIP, and therefore, per the terms of his employment agreement and the 2025 AIP, he was not eligible to receive an award under the 2025 AIP.
Following the application of the individual performance multipliers set forth above, the Human Capital and Compensation Committee certified the 2025 AIP awards set forth in the table below for each NEO, other than for (i) Mr. Ramamurthy, who did not participate in the 2025 AIP, and (ii) Mr. Goodson, who forfeited his 2025 AIP payout in connection with his resignation from the Company.

	Opportunity			Actual
NEO	2025 AIP Salary Basis (Salary Earned)	Annual Incentive Target (As % of Salary Earned)	2025 AIP Target Amount (Based on Salary Earned)	Performance Multiplier		2025 AIP Award Paid	2025 AIP Award as % of Target
				Company	Individual
Githesh Ramamurthy	$939,288	n/a	n/a	n/a	n/a	n/a	n/a
Tim Welsh	$542,740	50.00%	$271,370	69.30%	100%	$188,059	69.30%
Brian Herb	$655,017	50.00%	$327,508	69.30%	100%	$226,963	69.30%
Mary Jo Prigge	$213,302	50.00%	$106,651	69.30%	100%	$73,909	69.30%
John Goodson	$424,489	50.00%	$221,708	n/a	n/a	n/a	n/a

Equity-Based Compensation
A significant portion of executive pay is delivered as long-term incentive equity awards, which are designed to align the NEO’s interests with stockholder interests, promote retention through the reward of long-term Company performance, and encourage ownership in the Company.
The Company’s shareholders previously approved the Equity Plan, which provides for grants of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash-based awards. The Human Capital and Compensation Committee has been appointed as the “Administrator” of the Equity Plan. As permitted under the Equity Plan, the authority to grant and amend certain awards has been delegated to a committee of certain members of our management team.
Equity Award Granting Practices
Stock options were eliminated from the mix of awards granted to all of our employees in 2021. The Human Capital and Compensation Committee generally reviews and approves the annual compensation for our NEOs in the first quarter of the applicable fiscal year, and grants our NEOs annual equity awards in March of such fiscal year. We intend to continue to follow this equity award grant timing for future fiscal years.
We do not take material non-public information (“MNPI”) into account when determining the timing and terms of equity awards, and we have never had a practice of doing so. We have never timed, and do not plan to time, the release of MNPI for the purpose of affecting the value of executive compensation. Further, our equity award accounting complies with U.S. GAAP and is transparently disclosed in our applicable SEC filings.
As noted above, our general approach is to grant equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates, such as for new hires, mid-year promotions, and other periodic recognition or special incentive events, as well as in connection with acquisitions. All required approvals are obtained in advance of, or on, the actual grant date. Annual equity grants to NEOs are typically approved during the Company-wide performance review period during the first quarter of the applicable fiscal year. The timing of annual equity award grants to NEOs is not coordinated in a manner that intentionally benefits such NEOs.
CCC | 2025 PROXY STATEMENT	Page 33

2025 Equity Grants
During fiscal year 2025, the Company granted equity awards in the form of RSUs and PSUs. RSUs serve as an important retention vehicle and align the interests of management and stockholders while being less dilutive than stock options. PSUs have similar benefits, and also further align the interests of management and stockholders by directly incentivizing strong performance on the financial metrics that the Company believes have a substantial impact on shareholder value.
The Human Capital and Compensation Committee determines the size of annual equity grants according to each NEO’s position. To do so, the Human Capital and Compensation Committee generally references the market data of peer group companies as provided by our independent compensation consultant, and takes into consideration each NEO’s recent performance history, his or her potential for future responsibility and criticality of his or her work to the long-term success of the Company. The Human Capital and Compensation Committee has the discretion to give relative weight to each of these factors as it sets the size of the annual equity grant to appropriately create an opportunity for reward based on increasing stockholder value.
Our NEOs, other than Mr. Ramamurthy and Ms. Prigge, each received annual grants of RSUs and PSUs during fiscal year 2025. The following annual equity grants were awarded to our NEOs in 2025:

NAMED EXECUTIVE OFFICER	RSUs	PSUs
Githesh Ramamurthy	n/a	n/a
Tim Welsh[1]	348,345	248,345
Brian Herb	171,123	171,123
Mary Jo Prigge	n/a	n/a
John Goodson	128,343	128,342

[1]
Mr. Welsh’s 2025 new hire equity grant deviated slightly from our standard RSU/PSU split to provide for a more immediate ownership stake in the Company, establishing an immediate alignment with shareholder interests.

2025 Performance-Based Equity Awards
The PSUs granted to each of our NEOs in fiscal year 2025 (other than Mr. Ramamurthy and Ms. Prigge) as a component of their annual equity award may be earned and vest upon the achievement of goals for two performance metrics measured during the three-year performance period ending December 31, 2027. 50% of such 2025 PSUs are subject to performance goals relating to the Company’s compounded average revenue growth rate (“CAGR”), and 50% of such 2025 PSUs are subject to performance goals relating to the Company’s adjusted EBITDA margin. Each of the revenue and the adjusted EBITDA margin calculations may be adjusted by the Human Capital and Compensation Committee to account for significant corporate transactions during the applicable performance period. Each of the revenue CAGR-based PSUs and the adjusted EBITDA margin-based PSUs may, separately, be earned and vest at a rate between 50% and 200% of the target PSUs granted, based on linear interpolation between a threshold and maximum achievement level of the applicable performance goal. For each of the revenue CAGR-based PSUs and the adjusted EBITDA margin-based PSUs, if the Company does not meet the applicable threshold level of performance there is no payout for the respective PSU.
When setting the performance goals for PSUs, the Human Capital and Compensation Committee takes into account the Company’s long-term strategic plan and long-term guidance to shareholders and investors and endeavors to set performance goals that align the future value of the PSUs upon their vesting and payout to the expected performance of the Company and the experience of its shareholders. The Human Capital and Compensation Committee sets performance targets that are in excess of the Company’s long-term plan and guidance, while setting performance thresholds for the PSUs that provide some value to the executives (thus retaining the retentive value of the PSUs) if the Company falls short of its target goals but remains in the range of its long-term guidance. In undertaking these efforts, the Human Capital and Compensation Committee takes into account the Company’s long-term value creation framework in support of its durable economic model. For further information on the grants of equity awards made to our NEOs during fiscal year 2025, see the “Fiscal Year 2025 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2025 Fiscal-Year End” tables below.
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Vesting and Distribution of 2023 Revenue CAGR-Based PSUs and Adjusted EBITDA-Based PSUs and 2022 TSR-Based PSUs.
In the first quarter of fiscal year 2026, the Human Capital and Compensation Committee certified the achievement of the performance conditions of the following PSUs with performance periods ending December 31, 2025, which were granted in prior fiscal years:
•	2023 Revenue CAGR-based PSUs, which the Human Capital and Compensation Committee certified, based on the audited financial results of the Company, to have achieved a payout level of 76.45%;
•	2023 Adjusted EBITDA-based PSUs, which the Human Capital and Compensation Committee certified, based on the audited financial results of the Company, to have achieved a payout level of 134.20%; and
•
2023 total shareholder return (“TSR”)-based PSUs (which were modified in fiscal year 2023), which the Human Capital and Compensation Committee certified, based on the report of an independent financial advisor engaged by the Company for such purpose, to have achieved a payout level of 0%.

As a result of the certification and vesting of these PSUs, shares of our common stock were distributed to the NEOs on March 6, 2026 as follows:

NAMED EXECUTIVE OFFICER	Shares of Common Stock Issued based on 2023 Revenue CAGR-Based PSUs[1]	Shares of Common Stock Issued based on 2023 adjusted EBITDA-Based PSUs[1]	Shares of Common Stock Issued based on 2022 TSR- Based PSUs[1]
Githesh Ramamurthy[2]	n/a	n/a	n/a
Tim Welsh[3]	n/a	n/a	n/a
Brian Herb	64,570	113,344	–
Mary Jo Prigge[4]	32,285	56,673	–
John Goodson[5]	n/a	n/a	n/a

[1]	Does not reflect the withholding of shares otherwise deliverable to satisfy the NEO’s and the Company’s tax withholding obligations.
[2]	Mr. Ramamurthy did not receive a grant of TSR-based PSUs in 2022 or grants of revenue CAGR- or adjusted EBITDA-based PSUs in 2023.
[3]	Mr. Welsh did not receive a grant of TSR-based PSUs in 2022 or grants of revenue CAGR- or adjusted EBITDA-based PSUs in 2023.
[4]
Pursuant to the terms of the Prigge Separation Agreement, Ms. Prigge remained eligible to receive payout on the TSR-based PSUs granted to her in 2022 and the revenue CAGR- and adjusted EBITDA-based PSUs granted to her in 2023, notwithstanding her retirement from the Company prior to the vesting and distribution of such PSUs.

[5]	Mr. Goodson forfeited the TSR-based PSUs granted to him in 2022 and the revenue CAGR- and adjusted EBITDA-based PSUs granted to him in 2023 upon his resignation from the Company.
CCC | 2025 PROXY STATEMENT	Page 35

ADDITIONAL COMPENSATION POLICIES & PRACTICES
Stock Ownership Guidelines
To help achieve the compensation objective of linking interests of the Company’s stockholders with those of the Company’s executive officers and directors, the Company adopted stock ownership guidelines effective as of January 1, 2023, covering its executive officers, including the 2025 NEOs, and non-employee members of the Board. The stock ownership guidelines were modified by the Human Capital and Compensation Committee effective January 1, 2026, to increase the guidelines applicable to non-employee directors from 3x to 5x their annual cash fees. The guidelines provide that each such officer or director own and hold shares of our stock with a value equal to a certain multiple of their annual base salary or, in the case of non-employee members of the Board, his or her annual cash fees, multiplied by the applicable multiplier described below. Only shares held outright will be counted toward satisfaction of these guidelines. Each covered individual is expected to meet his or her applicable ownership level within five years of implementation of the guidelines or, if later, within five years of becoming a covered individual.

POSITION	MULTIPLE
Chief Executive Officer	6x Annual Base Salary
Chief Financial Officer	3x Annual Base Salary
All Other Section 16 Executive Officers	2x Annual Base Salary
Non-Employee Directors	5x Annual Cash Fees

Anti-Hedging & Pledging Policies
The Company has adopted an Insider Trading Policy that is reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. Under the Company’s Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from engaging in the following activities with respect to the capital stock of the Company without prior clearance from the Chief Legal Officer:
•
Hedging their interest in Company securities through any transaction designed to offset declines in the market value of Company securities, including puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds (excluding broad-based index funds); and

•	Pledging any shares of our Company securities as collateral for indebtedness, including such securities in a margin account.
The Company’s Insider Trading Policy is available as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2024.
Clawback Policy
The Human Capital and Compensation Committee adopted a Clawback Policy that complies with Nasdaq’s clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder (the “Clawback Policy”). In the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Human Capital and Compensation Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Human Capital and Compensation Committee.
CCC | 2025 PROXY STATEMENT	Page 36

Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation “received” based on the erroneous data over the incentive-based compensation that would have been “received” had it been based on the restated results and is computed without regard to any taxes paid. The Clawback Policy will only apply to incentive-based compensation “received” on or after the effective date of Nasdaq Listing Rule 5608.
The Clawback Policy is available as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023.
Employment Agreements and Severance & Change-in-Control Benefits
The Company has entered into written employment agreements with each of our NEOs that set forth the terms of their employment, including initial base salaries, eligibility to participate in our annual incentive plans and severance benefits, and also subjects the NEOs to standard restrictive covenants. See the sections below titled “Narrative Disclosure to the Fiscal Year 2025 Summary Compensation Table and Fiscal Year 2025 Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control” for further details regarding the NEOs’ employment agreements.
Broad-Based Benefits
The Company offers a comprehensive array of benefits to its employees, including the NEOs. Benefit programs include a variety of health insurance plans, a 401(k) plan with matching contributions at board-approved levels, and an individual supplemental disability plan. These benefits are offered to all eligible employees, including the NEOs, to attract and retain employees. The Company does not offer defined benefit pension or other supplementary retirement benefits to employees. The Company also provides modest health club/wellness and parking benefits to certain NEOs, as detailed in the “Fiscal Year 2025 Summary Compensation Table” below. Our health club/wellness benefits are provided more broadly within the organization.
As part of the Company’s overall compensation program all full-time employees in the U.S., including the NEOs, have the opportunity to participate in a defined contribution 401(k) plan. The Company’s 401(k) plan is intended to qualify under Section 401 of the Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Effective as of July 1, 2024, the Company’s 401(k) plan provides for a matching contribution by the Company in an amount equal to fifty cents ($0.50) for each dollar ($1.00) contributed by the participant, up to 8% of the participant’s salary, subject to limitations imposed by the Internal Revenue Service. Prior to July 1, 2024, the Company’s 401(k) plan provided for a matching contribution by the Company in an amount equal to fifty cents ($0.50) for each dollar ($1.00) contributed by the participant, up to 6% of the participant’s salary, subject to limitations imposed by the Internal Revenue Service. Matching contributions for the NEOs for fiscal year 2025 are outlined in the footnotes to the “Fiscal Year 2025 Summary Compensation Table” below.
Executive Financial Planning Support and Executive Physicals
In addition to our broad-based benefits set forth above, our executive leadership team, which includes the NEOs, is also eligible to participate in Company provided financial planning and advisory support through The Ayco Company, L.P. (“Goldman Sachs Ayco”) and an executive physical program through MDVIP, Inc. (“MDVIP”).
Goldman Sachs Ayco provides guidance to the executive across several key financial planning disciplines including, but not limited to, benefits and compensation, retirement, investments, and estate and tax planning.
MDVIP provides a comprehensive executive physical with a participating physician of the executive’s choosing that goes beyond the traditional annual physical.
These executive perquisites, while modest, protect the interests of the Company and assist with attracting and retaining key talent amongst the Company’s executive leadership team. See the “Fiscal Year 2025 Summary Compensation Table” below for the value of these executive perquisites as received by our NEOs in 2025.
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ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION
Accounting for Stock-Based Compensation
In addition to considering the tax consequences, the Human Capital and Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity- based awards, in determining the size and form of different equity-based awards.
The Company follows the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), for share-based payment arrangements. FASB ASC Topic 718 requires the Company to measure the compensation expense for all share-based payment arrangements, which include the equity-based awards made by the Company and described elsewhere in this Proxy, based on the grant date “fair value,” or incremental “fair value” on a modification date, as applicable, of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
CCC | 2025 PROXY STATEMENT	Page 38

SECTION 06
REPORT OF THE HUMAN CAPITAL AND COMPENSATION COMMITTEE
This report of the Human Capital and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Human Capital and Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Human Capital and Compensation Committee
Eileen Schloss, Chair
William Ingram
Eric Wei
CCC | 2025 PROXY STATEMENT	Page 39

SECTION 07
EXECUTIVE AND DIRECTOR COMPENSATION
FISCAL YEAR 2025 EXECUTIVE COMPENSATION TABULAR DISCLOSURES
Fiscal Year 2025 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid to, our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023.

NAME	YEAR	SALARY[1]	BONUS	STOCK AWARDS[2]	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION[3]	ALL OTHER COMPENSATION[4]	TOTAL
Githesh Ramamurthy Chairman of the Board and CEO	2025	$940,769	–	–	–	–	$46,967	$987,736
	2024	$901,923	–	–	–	–	$44,365	$946,288
	2023	$867,860	–	$53,664,000	–	–	$17,626	$54,549,486
Tim Welsh[5], President and EVP, Customer Solutions & Operations	2025	$525,000	–	$5,406,011	–	$188,059	$59,734	$6,178,805
Brian Herb, EVP, Chief Financial and Administrative Officer	2025	$654,392	–	$3,200,000	–	$226,963	$34,830	$4,116,185
	2024	$631,580	–	$3,200,021	–	$236,423	$28,839	$4,096,863
	2023	$607,288	–	$4,704,753	–	$312,994	$16,383	$5,641,417
Mary Jo Prigge[6], EVP, Chief Service Delivery Officer	2025	$232,839	–	–	–	–	$2,874,909	$3,107,749
	2024	$558,148	–	$1,500,020	–	$208,935	$41,478	$2,423,049
	2023	$536,681	–	$2,352,373		$276,603	$19,211	$3,184,868
John Goodson[7], EVP, Chief Product and Technology Officer	2025	$443,415	–	$2,400,005	–	–	$21,049	$2,864,469
	2024	$530,846	–	$2,400,004	–	$198,715	20,524	$3,150,089
	2023	$514,496	–	$3,244,449	–	$265,188	$18,223	$4,042,356

[1]	Amounts in this column represent the base salary earned by each NEO with respect to each applicable fiscal year.
[2]
Amounts in this column represent the aggregate grant date fair value of stock awards granted to the NEOs, computed in accordance with FASB ASC Topic 718. The grant date fair value for the awards of RSUs and PSUs that are not subject to a market condition granted to certain of our NEOs in fiscal years 2023, 2024 and 2025 was calculated using the closing market price of our common stock on the grant date. The grant date fair value for the awards of PSUs that are subject to a market condition granted to certain of our NEOs in fiscal year 2022 was based on a Monte Carlo valuation analysis on the probable outcome of the achievement of the performance conditions. Assuming maximum performance of the PSUs that are not subject to a market condition granted to certain of our NEOs in fiscal year 2025, the grant date fair value included in the table above would increase for Mr. Welsh, Mr. Herb, and Mr. Goodson by approximately $2,250,006, $1,600,000, and $1,199,998, respectively. For additional information on the valuation assumptions for these awards, see Note 21 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2025.

For fiscal year 2023, amounts in this column represent (i) for Mr. Ramamurthy, the increase in the value of his 2021 TSR-based PSUs as a result of their modification on December 14, 2023, as described in the section of the Company’s
CCC | 2025 PROXY STATEMENT	Page 40

2023 Proxy Report titled “Modification of 2021 and 2022 PSU Awards”, and (ii) for our other NEOs, (x) the grant date fair value of stock awards granted to them in fiscal year 2023, if any, plus (y) the increase in the value of their 2021 and/or 2022 TSR-based PSUs as a result of their modification on December 14, 2023 as described in the section of the Company’s 2023 Proxy Report titled “Modification of 2021 and 2022 PSU Awards”. Mr. Ramamurthy was not granted any new stock awards in fiscal year 2025. See the table below entitled “Fiscal Year 2025 Grants of Plan Based Awards” for additional information concerning the stock awards granted to our NEOs (other than Mr. Ramamurthy) in fiscal year 2024.
In connection with Mr. Goodson’s resignation from the Company, effective October 10, 2025, pursuant to the terms of the applicable awards, all outstanding stock awards granted to Mr. Goodson in 2023, 2024 and 2025 were immediately forfeited, with the grant date fair value of such forfeited 2023 awards equal to approximately $2,192,820, inclusive of the increase in the value of Mr. Goodson’s 2022 TSR-based PSUs as a result of their modification on December 14, 2023 as described in the section of the Company’s 2023 Proxy Report titled “Modification of 2021 and 2022 PSU Awards”; the grant date fair value of such forfeited 2024 awards equal to approximately $2,100,010; and the grant date fair value of such forfeited 2025 awards equal to approximately $2,400,005.
[3]
Amounts in this column represent, for fiscal year 2025, performance-based annual cash incentive bonuses earned by certain of our NEOs in fiscal year 2025 under the 2025 AIP and paid in the subsequent fiscal year, as further described in the section above titled “Compensation Discussion and Analysis – Annual Incentive Plan (AIP).” Per the terms of the Prigge Separation Agreement, Ms. Prigge remained eligible to receive an award under the 2025 AIP notwithstanding her retirement from the Company on June 6, 2025. Mr. Goodson departed from the Company on October 10, 2025, prior to the certification and payment of the awards under the 2025 AIP, and therefore, per the terms of the 2025 AIP, he was not eligible to receive an award under the 2025 AIP. Amounts in this column represent, for fiscal years 2023 and 2024, performance-based annual cash incentive bonuses earned by certain of our NEOs in the applicable fiscal year under the Company’s then-current annual incentive plan and paid in the subsequent fiscal year.

[4]	The amounts in this column are comprised, for fiscal year 2025, of the following:

NAME	INDIVIDUAL HEALTH/ SUPP. INSURANCE PREMIUMS	401(k) MATCH	HQ PARKING REIMB.	HQ PARKING GROSS UP	CONNECTIVITY STIPEND	OTHER*	OTHER GROSS UP†	EXEC. FINANCIAL PLANNING	SEPARATION BENEFITS‡	TOTAL
Githesh Ramamurthy	$4,825	$14,000	$900	$584	$480	$–	$–	$26,178	$–	$46,967
Tim Welsh	$4,519	$14,000	$–	$–	$360	$30,000	$–	$10,855	$–	$59,734
Brian Herb	$887	$14,000	$900	$716	$480	$472	$375	$17,000	$–	$34,830
Mary Jo Prigge	$3,421	$9,314	$375	$243	$240	$2,167	$806	$–	$2,858,344‡	$2,874,909
John Goodson	$6,148	$13,302	$675	$524	$400	$–	$–	$–	$–	$21,049

*
For Mr. Welsh represents commuting stipend; For Mr. Herb, represents Health Club benefit; and for Ms. Prigge, represents $1,242 Health Club benefit, $600 Employee Wellness benefit, and $325 Employee Recognition benefit.

†	For Mr. Herb and Ms. Prigge, represents gross up on Health Club benefits.
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‡
In connection with Ms. Prigge’s retirement effective June 6, 2025, pursuant to the Prigge Separation Agreement, Ms. Prigge received the following separation payments and benefits, subject to and conditioned upon Ms. Prigge’s execution and non-revocation of a release of claims and her continued compliance with respective covenants: (i) payment of her annual cash bonus in respect of fiscal year 2025, as per her employment agreement, with such bonus payable at the same time that such annual bonuses are paid to similarly situated employees of the Company (but in all events prior to March 15, 2026) (i.e., $73,909); (ii) the Company will pay or cause to be paid the employer portion of Ms. Prigge’s medical, vision and dental insurance coverage under COBRA through December 31, 2025 (i.e., approximately $3,226); and (iii) notwithstanding anything to the contrary set forth in the Equity Plan or any of Ms. Prigge’s applicable grant agreements, (x) all of Ms. Prigge’s unvested time-based restricted stock units will accelerate and fully vest as of June 18, 2025 and will be settled and paid within thirty (30) days of such date (with an approximate accelerated equity value, as of June 6, 2025, of $1,134,286), and (y) all of Ms. Prigge’s unvested performance-based restricted stock units will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreement (with an approximate accelerated equity value, as of June 6, 2025 and based on achievement of the performance conditions of such grants at target, of $1,646,923).

[5]	Mr. Welsh was hired as the Company’s President and EVP, Customer Solutions & Operations on March 24, 2025. Mr. Welsh was a NEO for the first time in fiscal year 2025.
[6]
Ms. Prigge retired from the Company and her employment was terminated effective June 6, 2025. In connection with her retirement, Ms. Prigge received the separation payments and benefits set forth above in footnote 5.

[7]
Mr. Goodson resigned his employment with the Company on October 10, 2025. In connection with his resignation, Mr. Goodson did not receive any separation payments or benefits. Further, in connection with his voluntary resignation, all of Mr. Goodson’s outstanding and unvested RSUs and PSUs were immediately forfeited for no consideration.

CCC | 2025 PROXY STATEMENT	Page 42

Fiscal Year 2025 Grants of Plan Based Awards
This table sets forth certain information regarding plan-based awards granted to certain of our NEOs in fiscal year 2025.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[2]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[3]	GRANT DATE FAIR VALUE OF STOCK & OPTION AWARDS[4]
		THRESHOLD	TARGET	MAXIMUM	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Githesh Ramamurthy Chairman of the Board and CEO	–	–	–	–	–	–	–	–	–
Tim Welsh[5], President and EVP, Customer Solutions & Operations	-	$47,490	$271,370	$597,014	–	–	–	–	$–
	4/1/2025	–	–	–	62,087	124,173	248,346	–	$1,125,007
	4/1/2025	–	–	–	62,086	124,172	248,344	–	$1,124,998
	4/1/2025	–	–	–	–	–	–	248,345	$2,250,006
	4/1/2025	–	–	–	–	–	–	100,000	$906,000
Brian Herb, EVP, Chief Financial and Administrative Officer	-	$57,314	$327,508	$720,519	–	–	–	–	$–
	3/6/2025	–	–	–	42,781	85,562	171,124		$800,005
	3/6/2025	–	–	–	42,781	85,561	171,122		$799,995
	3/6/2025	–	–	–	–	–	–	171,123	$1,600,000
Mary Jo Prigge[5], EVP, Chief Service Delivery Officer		$39,825	$227,573	$500,661	–	–	–	–	$–
John Goodson[6], EVP, Chief Product and Technology Officer		$48,040	$274,514	$603,930	–	–	–	–	$–
	3/6/2025	–	–	–	32,086	64,172	128,344	–	$600,008
	3/6/2025	–	–	–	32,085	64,170	128,340	–	$599,990
	3/6/2025	–	–	–	–	–	–	128,343	$1,200,007

[1]
Amounts in this column represent performance-based annual cash incentive awards granted to certain of our NEOs under the 2025 AIP and paid in the subsequent fiscal year, as further described in the section above titled “Compensation Discussion and Analysis - Annual Incentive Plan (AIP).” The threshold payout presented in this column represents 25% of the applicable NEO’s target cash incentive award under the 2025 AIP, which constitutes the threshold level of company performance required for any amounts to be paid pursuant to the 2025 AIP. However, each applicable NEO’s actual threshold payout could be less than such 25% amount if such NEO’s individual performance multiplier under the 2025 AIP is less than 100%. The 2025 AIP provides for a maximum payout of 220% of the target cash incentive award. With respect to Ms. Prigge and Mr. Goodson, amounts in these columns represent the 2025 AIP awards as granted in March 2025 and assuming their respective employment with the Company throughout 2025.

[2]	Amounts in this column represent awards of PSUs granted to certain of our NEOs under the Equity Plan in fiscal year 2025.
[3]	Amounts in this column represent awards of RSUs granted to certain of our NEOs under the Equity Plan in fiscal year 2025.
[4]
Amounts in this column reflect the grant date fair value of the awards of PSUs and RSUs, as applicable, granted to certain of our NEOs under the Equity Plan in fiscal year 2025, computed in accordance with FASB ASC Topic 718.

CCC | 2025 PROXY STATEMENT	Page 43

[5]
Ms. Prigge retired from the Company and her employment was terminated effective June 6, 2025. In connection with her retirement, pursuant to the Prigge Separation Agreement, Ms. Prigge’s award under the 2025 AIP remained outstanding and payable at the same time that such awards are paid to similarly situated employees of the Company (but in all events prior to March 15, 2026).

[6]
Mr. Goodson resigned from the Company effective October 10, 2025, prior to the certification and payment of the awards under the 2025 AIP, and therefore, per the terms of the 2025 AIP, he was not eligible to receive an award under the 2025 AIP. Further, in connection with Mr. Goodson’s resignation, pursuant to the terms of the applicable awards, all outstanding awards of PSUs and RSUs granted to Mr. Goodson in 2025 were immediately forfeited, with the grant date fair value of such forfeited 2025 awards equal to approximately $2,400,005.

Narrative Disclosure to the Fiscal Year 2025 Summary Compensation Table and Fiscal Year 2025 Grants of Plan-Based Awards Table
Employment Agreements
We have entered into employment agreements with each of our NEOs which are summarized below.
GITHESH RAMAMURTHY
In April 2017, we entered into an employment agreement with Mr. Ramamurthy to serve as our Chief Executive Officer and Chairman of the Board. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $721,092 ($950,000 as of March 2025), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 100% of base salary.
Under his employment agreement, Mr. Ramamurthy is subject to certain restrictive covenants, including (i) non- competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 24 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Ramamurthy’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.
TIM WELSH
In February 2025, we entered into an employment agreement with Mr. Welsh to serve as our President and EVP, Customer Solutions & Operations. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for (i) an initial annual base salary of $700,000, subject to annual review and increase by the Board from time to time, (ii) an annual target bonus opportunity of 50% of base salary, and (iii) a sign-on equity grant of 100,000 non-restricted fully-vested shares of the Company’s common stock.
In addition, if Mr. Welsh relocates to the metropolitan area of the Company’s headquarters within twelve months of February 22, 2025, the Company will pay to or reimburse Mr. Welsh for the specified relocation and commuting expenses set forth in his employment agreement, which are subject to a clawback in the event that (a) Mr. Welsh’s employment is terminated by the Company for “cause” (as defined therein) or if he resigns for any reason or no reason within eighteen months following February 22, 2025, or (b) Mr. Welsh fails to timely relocate.
Under his employment agreement, Mr. Welsh is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Welsh’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.
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BRIAN HERB
In January 2020, we entered into an employment agreement with Mr. Herb to serve as our EVP, Chief Financial Officer and Chief Administrative Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $550,000 ($659,539 as of March 2025), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary.
Under his employment agreement, Mr. Herb is subject to certain restrictive covenants, including (i) non-competition, non- solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Herb’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.
MARY JO PRIGGE
In April 2017, we entered into an employment agreement with Ms. Prigge to serve as our President of Service Operations. On February 3, 2021, Ms. Prigge was promoted to EVP, Chief Service Delivery Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $444,808 ($563,146 as of March 2025), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary.
Under her employment agreement, Ms. Prigge is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Ms. Prigge’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control’’ section below.
On March 27, 2025 we entered into the Prigge Separation Agreement, which is described further in the “Potential Payments Upon Termination or Change in Control” section below.
JOHN GOODSON
In August 2021, we entered into an employment agreement with Mr. Goodson to serve as our Senior Vice President, Chief Technology Officer. On January 5, 2023, Mr. Goodson was promoted to Executive Vice President, Chief Product and Technology Officer. Mr. Goodson’s employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $470,000 ($554,346 as of March 2025), subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary.
Under his employment agreement, Mr. Goodson is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.
Mr. Goodson’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control’’ section below.
Mr. Goodson’s employment agreement terminated on October 10, 2025 in connection with his resignation from the Company.
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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information regarding outstanding equity-based awards held by the NEOs as of December 31, 2025.

NAME	DATE	OPTION AWARDS[1]				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2]	EQUITY INCENTIVE PLAN AWARDS:
								NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[2]
Githesh Ramamurthy Chairman of the Board and CEO	7/10/2017[3]	9,365,143	–	$2.50	7/10/2027	–	$–	–	$–
	7/10/2017[4]	3,365,143	–	$2.50	7/10/2027	–	$–	–	$–
	1/13/2021[5]	442,034	–	$8.58	1/13/2031	–	$–	–	$–
Tim Welsh, President and EVP, Customer Solutions & Operations	4/1/2025[6]	–	–	–	–	–	$–	124,173	$987,175
	4/1/2025[7]	–	–	–	–	–	$–	124,172	$987,167
	4/1/2025[8]	–	–	–	–	248,345	$1,974,343	–	$–
Brian Herb, EVP, Chief Financial and Administrative Officer	4/1/2020[3]	553,394	–	$4.05	4/1/2030	–	$–	–	$–
	4/1/2020[4]	553,394	–	$4.05	4/1/2030	–	$–	–	$–
	3/23/2022[6]	–	–	–	–	35,445	$281,778	–	$–
	3/23/2022[9]	–	–	–	–	–	$–	–	$–
	3/6/2023[6]	–	–	–	–	84,460	$671,457	–	$–
	3/6/2023[8]	–	–	–	–	–	$–	64,570	$513,332
	3/6/2023[7]	–	–	–	–	–	$–	113,344	$901,085
	3/6/2024[6]	–	–	–	–	–	$–	67,511	$536,712
	3/6/2024[8]	–	–	–	–	–	$–	67,511	$536,712
	3/6/2024[7]	–	–	–	–	101,267	$805,073	–	$–
	3/6/2025[6]	–	–	–	–	–	$–	85,562	$680,218
	3/6/2025[8]	–	–	–	–	–	$–	85,561	$680,210
	3/6/2025[7]	–	–	–	–	171,123	$1,360,428	–	$–
Mary Jo Prigge, EVP, Chief Service Delivery Officer	7/10/2017[3]	100,000	–	$2.50	6/6/2026	–	$–	–	$–
	3/23/2022[9]	–	–	–	–	–	$–	–	$–
	3/6/2023[8]	–	–	–	–	–	$–	32,285	$256,666
	3/6/2023[7]	–	–	–	–	–	$–	56,673	$450,550
	3/6/2024[8]	–	–	–	–	–	$–	31,646	$251,586
	3/6/2024[7]	–	–	–	–	–	$–	31,646	$251,586
John Goodson, EVP, Chief Product and Technology Officer	9/24/2020[3]	215,413	–	$4.05	10/10/2026	–	$–	–	$–
	9/24/2020[4]	105,413	–	$4.05	10/10/2026	–	$–	–	$–

[1]
In connection with the business combination, each option granted under the Cypress Holdings’ 2017 Stock Option Plan (the “2017 Option Plan”) to purchase shares of Cypress Holdings’ stock was assumed by the Company and converted into an option under the Equity Plan to purchase a specified number of shares of our common stock, based on the exchange ratio of 1:340.5507, rounded down to the nearest whole number of shares. For more information on this conversion of equity awards, see Note 3 to our Consolidated Financial Statements in the Annual Report on Form 10-K for the year-ended December 31, 2022.

[2]	Amounts in this column were calculated using our closing stock price of $7.95 as of December 31, 2025.
CCC | 2025 PROXY STATEMENT	Page 46

[3]
Represents grants of time-based stock options granted under the 2017 Option Plan, each of which vest 20% on each of the first five anniversaries of the applicable vesting commencement date which, for options granted on July 10, 2017 is April 27, 2017, for options granted on April 1, 2020 is April 1, 2020, for options granted on September 24, 2020 is August 31, 2020, and for options granted January 13, 2021 is January 13, 2021, in each case subject to continued employment through the applicable vesting date.

[4]
Represents awards of performance-based stock options granted under the 2017 Option Plan, 100% of which were deemed to vest in connection with the consummation of the business combination and are fully vested.

[5]	Represents an award of stock options granted under the 2017 Option Plan, 100% of which were fully vested on the grant date.
[6]
Represents awards of RSUs granted under the Equity Plan, which vest as follows: (i) for RSUs granted in fiscal years 2022, 2023 and 2024, 25% on each of the first four anniversaries of the applicable vesting commencement date and (ii) for RSUs granted in fiscal year 2025, one-third on each of the first three anniversaries of the applicable vesting commencement date, in each case subject to continued employment through the applicable vesting date. The vesting commencement date for each such RSU is equal to the grant date.

[7]
Represents awards of PSUs under the Equity Plan, each of which vests based on the achievement of the Company’s adjusted EBITDA margin targets during the three-year performance period beginning on the first day of the fiscal year in which the grant occurs, subject to continued employment through the date the Board certifies the achievement of the performance conditions. 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect (i) with respect to the PSUs granted in 2023, the number of PSUs which were earned based on the Company’s relative adjusted EBITDA margin during the performance period ending December 31, 2025, and which vested when the Human Capital and Compensation Committee certified such performance in early 2026 and (ii) with respect to such PSUs granted in 2024 and 2025, the number of PSUs that would vest if the target level of performance is achieved.

[8]
Represents awards of PSUs under the Equity Plan, each of which vests based on the achievement of the Company’s Revenue CAGR targets during the three-year performance period beginning on the first day of the fiscal year in which the grant occurs, subject to continued employment through the date the Board certifies the achievement of the performance conditions. 50% of the target number of PSUs will vest at threshold achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect (i) with respect to the PSUs granted in 2023, the number of PSUs which were earned based on the Company’s Revenue CAGR during the performance period ending December 31, 2025, and which vested when the Human Capital and Compensation Committee certified such performance in early 2026 and (ii) with respect to such PSUs granted in 2024 and 2025,the number of PSUs that would vest if the target level of performance is achieved.

[9]
Represents awards of PSUs under the Equity Plan, as modified on December 14, 2023, each of which vests based on the achievement of the Company’s relative TSR during the period beginning on January 1, 2022 and ending on December 31, 2025, in each case subject to continued employment through the date the Board certifies the achievement of the performance conditions. The amounts shown above reflect that the Human Capital and Compensation Committee certified, in early 2026, that the PSUs failed to meet their performance condition and therefore failed to vest.

CCC | 2025 PROXY STATEMENT	Page 47

Options Exercised and Stock Vested in Fiscal Year 2025
The following table sets forth certain information with respect to the vesting of stock awards and the exercise of stock options during the fiscal year ended December 31, 2025, with respect to our NEOs.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE[1]	VALUE REALIZED ON EXERCISE[2]	NUMBER OF SHARES ACQUIRED ON VESTING[3]	VALUE REALIZED ON VESTING[4]
Githesh Ramamurthy	–	$–	5,400,000	$55,932,000
Tim Welsh	–	$–	100,000	$883,000
Brian Herb	–	$–	284,618	$2,816,759
Mary Jo Prigge	–	$–	248,677	$2,372,147
John Goodson	150,000	$849,000	178,692	$1,761,525

[1]	Amounts in this column represent the gross number of shares of our common stock acquired by the applicable NEO upon exercise of their applicable option award during fiscal year 2025.
[2]
Amounts in this column represent the aggregate dollar amounts realized upon exercise, calculated by multiplying the number of options exercised times the closing market value of our common stock of the date of exercise less the exercise price per share of the stock option exercised.

[3]	Amounts in this column represent RSUs granted under the Equity Plan that vested in fiscal year 2025, without reduction for any shares of common stock withheld to satisfy applicable tax obligations.
[4]
Amounts in this column represent the aggregate dollar amounts realized upon vesting, calculated by multiplying the number of shares of our common stock underlying the awards by the closing market value of our common stock on the date of distribution of shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
Each of the NEO’s employment agreements provide for certain severance benefits upon the occurrence of specified termination events, as summarized below.
In the event Mr. Ramamurthy is terminated without “cause” or he resigns for “good reason” (each as described generally below and defined in the employment agreement), Mr. Ramamurthy is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the sum of his base salary and target annual cash bonus at the time of termination, divided by (y) 12, payable in equal monthly installments over 24 months, (ii) a lump sum cash payment equal to the pro rata portion of the amount, if any, of the annual cash bonus that he would have been entitled to for the fiscal year in which such termination occurs had his employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 24 months, subject in each case to his timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).
In the event that Mr. Ramamurthy is terminated with “cause” or he resigns without “good reason,” he is not eligible to receive any payments in the nature of severance or otherwise, other than base salary, reimbursement of expenses incurred prior to termination and any other benefits earned and accrued through the date of such termination.
For the purposes of Mr. Ramamurthy’s employment agreement, “cause” generally means his (i) gross negligence or willful and continued failure to substantially perform his duties (other than any such failure resulting from incapacity due to
CCC | 2025 PROXY STATEMENT	Page 48

physical or mental illness); (ii) willful misconduct which is demonstrably and materially injurious to CCC; (iii) engagement in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conform to the standard of senior executives; or (iv) commission of a material act of dishonesty or breach of trust resulting or intending to result in his personal benefit or enrichment at the expense of CCC.
For the purposes of Mr. Ramamurthy’s employment agreement, “good reason” generally means his voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) material change or reduction or alteration in his duties, authorities, responsibilities and status from those in effect at the time of the effective date of the employment agreement, with the result that he makes a good faith determination (by written notice to the Board) that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately prior to such material diminution; (ii) the failure of CCC to comply with the compensation-related provisions of his employment agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is promptly remedied after receipt of written notice; (iii) a change in his reporting responsibilities such that he no longer reports to the Board; or (iv) he is required to relocate his personal residence outside of a fifty-mile radius of CCC’s principal place of business. In order to resign for “good reason,” Mr. Ramamurthy must provide written notice of his intention to resign for “good reason” to the Board and CCC must fail to cure the circumstances giving rise to “good reason” within 30 days from receipt of such notice.
In the event Messrs. Welsh or Herb is terminated without “cause” or the applicable executive resigns for “good reason” (each as described generally below and defined in the employment agreement), the applicable executive is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the applicable executive’s base salary at the time of termination, divided by (y) 12, payable in equal monthly installments over 12 months, (ii) a lump sum cash payment equal to the amount, if any, of the greater of the pro rata target annual cash bonus or the amount of the actual annual cash bonus that the applicable executive would have been entitled to had their employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 12 months, subject in each case to the applicable executive’s timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).
In the event that Messrs. Welsh or Herb is terminated with “cause” or resigns without “good reason,” the applicable NEO is not eligible to receive any payments in the nature of severance or otherwise, other than base salary, reimbursement of expenses incurred prior to termination and any other benefits earned and accrued through the date of such termination.
For the purposes of Messrs. Welsh’s and Herb’s employment agreement, “cause” generally means the applicable executive’s (i) conviction of, or plea of guilty or no contest to any felony; (ii) commission of fraud involving dishonesty that is injurious to CCC; (iii) willful and continual refusal to perform their duties for CCC; or (iv) conduct that is materially injurious to CCC.
For the purposes of Messrs. Welsh’s and Herb’s employment agreement, “good reason” generally means a voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) a change in the applicable executive’s position or an assignment of duties constituting a material reduction in the applicable executive’s position, duties or responsibilities compared with the applicable executive’s position, duties or responsibilities on their respective hire date; or (ii) a material reduction in the applicable executive’s base salary; provided, that for purposes of clause (i) of the definition of “good reason,” in order to resign for “good reason,” the applicable executive must provide written notice to the Board within 30 days of being notified of the condition giving rise to “good reason” and CCC must fail to cure within 30 days from receipt of such notice.
Mary Jo Prigge Departure
On March 27, 2025 we entered into a Separation, Transition and Arbitration Agreement and General Release with Ms. Prigge (the “Prigge Separation Agreement”), effective March 31, 2025 (the “Transition Date”), pursuant to which Ms. Prigge continued to serve at 3⁄4 full time as the Company’s EVP, Chief Service Delivery Officer during the period commencing on the Transition Date and ending on June 6, 2025 (such period, the “Transition Period”). During the
CCC | 2025 PROXY STATEMENT	Page 49

Transition Period, Ms. Prigge continued to report directly to the Chief Executive Officer of the Company and was required to perform such transitional services as may be requested by the Chief Executive Officer of the Company. In addition, during the Transition Period, Ms. Prigge (i) received a base salary equivalent to 3⁄4 of her base salary rate as of the effective date of the Prigge Separation Agreement (i.e. at an annual rate of $422,360), (ii) continued to be reimbursed for all reasonable and necessary business expenses and (iii) continued to be eligible to participate in the Company’s employee benefit plans or programs.
Pursuant to the Prigge Separation Agreement, Ms. Prigge received the following separation payments and benefits, (i) payment of her annual cash bonus in respect of fiscal year 2025, as per her employment agreement (i.e., $73,909); (ii) the Company paid or caused to be paid the employer portion of Ms. Prigge’s medical, vision and dental insurance coverage under COBRA through December 31, 2025 (i.e., approximately $3,226); and (iii) notwithstanding anything to the contrary set forth in the Company’s 2021 Equity Plan or any of Ms. Prigge’s applicable grant agreements, effective as of June 18, 2025, (x) all of Ms. Prigge’s unvested RSUs accelerated and were fully vested and thereafter distributed to Ms. Prigge (with an approximate accelerated equity value, as of June 6, 2025, of $1,134,286) and (y) all of Ms. Prigge’s unvested PSUs remained outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreement (with an approximate accelerated equity value, as of June 6, 2025 and based on achievement of the performance conditions of such grants at target, of $1,646,923).
The aforementioned separation payments and benefits under the Prigge Separation Agreement were subject to and conditioned upon Ms. Prigge’s execution, re-execution and non-revocation of a release of claims against the Company, as well as her continued compliance with restrictive covenants.
John Goodson Departure
Effective as of October 10, 2025, Mr. Goodson voluntarily resigned his employment with the Company. Mr. Goodson did not receive any separation payments or benefits in connection with his voluntary resignation. Further, in connection with his voluntary resignation, all of Mr. Goodson’s outstanding and unvested RSUs and PSUs were immediately forfeited for no consideration.
Incentive Equity Awards
Stock Options
In connection with the business combination, each option granted under the 2017 Option Plan to purchase shares of Cypress Holdings’ stock was assumed by the Company and converted into an option under the Equity Plan to purchase a specified number of shares of our common stock, with any such unvested time-based stock options continuing to vest based on the applicable grant agreement and any such unvested performance-based stock options fully vesting upon the consummation of the business combination. Such time-based stock option award agreements each provide that any such unvested time-based options will immediately accelerate and fully vest upon a “Liquidity Event” (which includes a “Sale of the Company” (as defined in the Cypress Holdings stockholders agreement), which includes a change in control of CCC), subject to continued employment or service through such date.
RSUs and PSUs
Each of our NEO’s RSU and PSU award agreements provide for certain treatment upon the occurrence of specified termination events or a change in control, as summarized below.
In the event an NEO’s employment is terminated as result of their death or disability, (i) the portion of the RSUs that would have vested on the first vesting date following such termination will vest, and any then-unvested RSUs will be forfeited, and (ii) any outstanding PSUs will vest based on target achievement and prorated based on the number of days the applicable NEO is employed during the applicable performance period, and any then-unvested PSUs will be forfeited.
Upon the occurrence of a change in control, (i) to the extent the RSUs are not assumed by the surviving entity in connection with such change in control, any unvested RSUs will immediately vest as of the date of such change in control, subject to continued employment through the date of such change in control, and (ii) to the extent the RSUs are assumed
CCC | 2025 PROXY STATEMENT	Page 50

by the surviving entity in connection with such change in control, the assumed RSUs will be subject to the same vesting schedule as set forth in the applicable grant agreement, unless otherwise set forth in the applicable transaction agreement; provided, that, upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested assumed RSUs will immediately vest.
Upon the occurrence of a change in control, (i) to the extent the PSUs are not assumed by the surviving entity in connection with such change in control, a number of the PSUs will vest and be settled in cash calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the foregoing calculation, any then-unvested PSUs will be immediately forfeited, or (ii) to the extent the PSUs are assumed by the surviving entity in connection with such change in control, the PSUs will be converted into RSUs, with the number of units to be converted calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the foregoing calculation, any then-unvested PSUs will be immediately forfeited, and the converted RSUs will vest on the last day of the applicable performance period, subject to continued employment through such vesting date; provided, that upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested converted RSUs will immediately vest.
The tables set forth below quantify the benefits described above that would be triggered for each NEO under the following termination of employment and/or change-in-control scenarios, assuming such event occurred on December 31, 2025 and a price per share of our common stock of $7.95 (the closing price of our common stock as of December 31, 2025).
Involuntary Termination by the Company Without Cause or by the Executive for Good Reason1

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	TIM WELSH
Severance Salary Payments	$1,900,000	$659,539	$700,000
AIP Bonus Payment	$0	$329,769	$350,000
Continued Health Coverage	$29,458	$22,367	$0
TOTAL	$1,929,458	$1,011,675	$1,050,000

Termination Upon Death or Disability2

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	TIM WELSH
Value of Accelerated Vesting of PSUs	$0	$3,075,577	$658,117
Value of Accelerated Vesting of RSUs	$0	$1,339,352	$658,117
TOTAL	$0	$4,414,929	$1,316,234

Change-in-Control with No Assumption of Awards by Acquiring Company3

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	TIM WELSH
Value of Accelerated Vesting of PSUs	$0	$4,340,318	$1,974,343
Value of Accelerated Vesting of RSUs	$0	$3,118,745	$1,974,343
TOTAL	$0	$7,459,064	$3,948,686

CCC | 2025 PROXY STATEMENT	Page 51

Change-in-Control with Assumption of Awards by Acquiring Company and Subsequent Termination Without Cause4

PAY COMPONENT	GITHESH RAMAMURTHY	BRIAN HERB	TIM WELSH
Value of Accelerated Vesting of PSUs	$0	$4,340,318	$1,974,343
Value of Accelerated Vesting of RSUs	$0	$3,118,745	$1,974,343
TOTAL	$0	$7,459,064	$3,948,686

[1]
Represents the following severance payments payable to the applicable NEO (calculated based on the base salary and target annual bonus in effect as of December 31, 2025) upon a termination without cause or for good reason in accordance with the terms of the applicable employment agreement: (i) the monthly cash severance payment, (ii) the pro rata annual bonus payment, and (iii) the subsidized COBRA premiums payment.

[2]
Represents the value of the applicable NEO’s accelerated equity awards payable to the applicable NEO upon a termination due to death or disability in accordance with the terms of the applicable award agreement.

[3]
Represents the value of the applicable NEO’s accelerated equity awards payable to the applicable NEO upon the occurrence of a change in control, to the extent such equity awards are not assumed by the surviving entity in connection with such change in control, in accordance with the terms of the applicable award agreement.

[4]
Represents the value of the applicable NEO’s accelerated equity awards payable to the applicable NEO upon the occurrence of a change in control, to the extent such equity awards are assumed by the surviving entity in connection with such change in control and the applicable NEO subsequently incurs a termination without cause within the one-year period following such change in control, in accordance with the terms of the applicable award agreement.

Equity Compensation Plan Information
The following table sets forth information regarding our equity incentive plans as of December 31, 2025.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS[1] (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS[2] ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS[1] (#)
Equity Compensation Plans Approved by Shareholders
Equity Plan[3]	51,063,151	$3.0925	63,929,694
CCC 2021 Employee Stock Purchase Plan (the “ESPP”)[4]	190,081	$6.7580	9,614,273
Equity Compensation Plans not Approved by Shareholders	–	–	–
Total	51,253,232	N/A	73,543,967

[1]	Assumes all outstanding PSUs will be issued based on achieving maximum performance goals.
[2]	The weighted average exercise price does not take into account shares issuable upon vesting of outstanding RSUs or PSUs.
[3]	Under the Equity Plan, as of December 31, 2025, the Company was authorized to issue up to 178,295,899 shares of our common stock.
[4]	Under the ESPP, as of December 31, 2025, the Company was authorized to issue up to 12,062,991 shares of our common stock.
CCC | 2025 PROXY STATEMENT	Page 52

SECTION 08
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the pay ratio comparing the median of the annual total compensation of our employees other than our Chief Executive Officer as of December 31, 2025 (the date selected to identify the median employee, as further described below), and the annual total compensation of our CEO. The following pay ratio has been calculated in accordance with Item 402(u) of Regulation S-K.
As of December 31, 2025, we had approximately 2,185 employees globally, including approximately 2,105 U.S. employees and approximately 80 non-U.S. employees. In determining the identity of our median employee, we excluded the non-U.S. employees located in our China operating unit, which in the aggregate represents less than 4% of our workforce. After this exclusion, we determined the identity of our median employee from a population of the approximately 2,105 U.S. employees by using federal taxable W-2 earnings.
Fiscal year 2025 annual total compensation for the median employee was calculated in the same manner as reflected above in the “Fiscal Year 2025 Summary Compensation Table’’ for our CEO. Based on the methodology described above, we have determined that the fiscal year 2025 annual total compensation of our median employee was $134,066. As disclosed in the “Fiscal Year 2025 Summary Compensation Table” above, the annual total compensation of our CEO for fiscal year 2025 was $987,736.
As a result, the ratio of our CEO’s fiscal year 2025 annual total compensation to the fiscal year 2025 annual total compensation of our median employee is 7:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Human Capital and Compensation Committee nor management of the Company used this pay ratio measure in making compensation decisions.
Director Compensation
We maintain a director compensation policy. Under the policy, each of our independent directors is eligible to receive a $15,000 cash quarterly retainer for their service on the Board. In addition, each such director is eligible to receive (a) an annual equity grant in the form of RSUs for their Board service, with a grant date fair value equal to $250,000, which fully vests on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date, and (b) if such director serves as chair of a committee of the Board, an additional annual equity grant in the form of RSUs for such service, with a grant date fair value equal to $25,000, which fully vests on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date. We do not compensate directors who are employed by us for their service on the Board.
CCC | 2025 PROXY STATEMENT	Page 53

The following table provides information regarding compensation earned by our independent directors for their Board service during the year ended December 31, 2025. As Chairman of the Board and Chief Executive Officer, Mr. Ramamurthy’s compensation is reported in the table above titled “Fiscal Year 2025 Summary Compensation Table” and the related tables under the section titled “Fiscal Year 2025 Executive Compensation Tabular Disclosures.”

NAME	FEES EARNED OR PAID IN CASH[1]	VALUE OF OPTION AWARDS[2]	VALUE OF STOCK AWARDS[3]	TOTAL
Neil de Crescenzo	$60,000	$–	$250,008	$310,008
Chris Egan[5,6]	$–	$–	$–	$–
Barak Eilam[7]	$18,207	$–	$210,004	$228,211
William Ingram	$60,000	$–	$275,000	$335,000
Eileen Schloss	$60,000	$–	$275,000	$335,000
John Schweitzer[4]	$–	$–	$–	$–
Eric Wei[5]	$–	$–	$–	$–
Teri Williams	$60,000	$–	$250,008	$310,008
Lauren Young[5,8]	$–	$–	$–	$–

[1]
Represents the $15,000 quarterly retainer paid to each of our eligible non-employee directors with respect to their service on the Board during fiscal year 2025. For Mr. Eilam, this retainer was pro-rated based on his partial year of service during 2025.

[2]
No options were granted to our non-employee directors with respect to their service on the Board during fiscal year 2025. As of December 31, 2025: Ms. Schloss held 17,028 outstanding options, Mr. Ingram held 170,275 outstanding options, and Ms. Williams held 170,275 outstanding options.

[3]
Represents the aggregate grant date fair value of the RSUs granted to certain of our non-employee directors in fiscal year 2024, computed in accordance with FASB ASC Topic 718. See Note 20 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of all assumptions made by us in determining the grant date fair value of the RSUs. As of December 31, 2024: Ms. Schloss held 23,565 outstanding RSUs, Mr. Ingram held 23,565 outstanding RSUs, and Ms. Williams held 21,423 outstanding RSUs, and in each case such RSUs will become fully vested on the earlier of the first anniversary of the grant date and the next annual meeting of the Company, subject to continued service through such vesting date. For Mr. Eilam, this grant was pro-rated based on his partial year of service during 2025.

[4]	Mr. Schweitzer joined the Board on March 2, 2026.
[5]	Mr. Egan, Mr. Wei and Ms. Young each declined to receive compensation from the Company for their service on the Board in respect of fiscal year 2025.
[6]	Mr. Egan resigned from the Board on March 28, 2025.
[7]	Mr. Eilam was appointed to the Board effective July 11, 2025.
[8]	Ms. Young resigned from the Board on December 17, 2025.
CCC | 2025 PROXY STATEMENT	Page 54

SECTION 09
PAY VERSUS PERFORMANCE DISCLOSURE
Pay Versus Performance Table
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to the NEOs for the fiscal years ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021.
In addition, we are also presenting supplemental disclosure further below regarding Company and Peer Group total shareholder return as calculated for the period from August 2, 2021 (the first date following our business combination) through December 31, 2025, which we believe more accurately reflects the Company total shareholder return and Peer Group total shareholder return because it reflects the period following the closing of our business combination when the Company’s management team was responsible for the financial results of the publicly traded entity. See the section below entitled “Supplemental Disclosure – Company TSR and Peer Group TSR”.

FISCAL YEAR	SUMMARY COMPENSATION TABLE FOR PEO[1]	COMPENSATION ACTUALLY PAID TO PEO[1,2]	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs[3]	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs[2,3]	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME[5]	TOTAL REVENUE[6]
					COMPANY TOTAL SHAREHOLDER RETURN[4]	PEER GROUP TOTAL SHAREHOLDER RETURN[4]
2025	$987,736	($6,422,264)[7]	$4,066,802[7]	$402,294	$60	$88	$1,688,000	$1,057,001,000
2024	$946,288	$4,438,288	$3,236,345	$2,485,695	$88	$147	$31,240,000	$944,800,000
2023	$54,549,486	$70,985,027	$4,302,772	$5,928,057	$86	$102	($90,071,000)	$866,378,000
2022	$848,775	($48,636,742)	$2,742,155	$1,389,402	$65	$76	$38,406,000	$782,448,000
2021	$137,105,075	$191,854,081	$4,581,638	$10,639,918	$86	$98	($248,919,000)	$688,288,000

[1]	The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is Githesh Ramamurthy.
[2]
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The following Monte Carlo valuation assumptions used to calculate such fair values of our TSR-based PSUs materially differed from those utilized at the time of grant:

	Valuation as of 12/31/21					Valuation as of 12/31/22					Valuation as of 12/31/23					Valuation as of 12/31/24
	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield	Remaining Performance Period (Years)	Stock Price as of Valuation Date	Volatility	Risk Free Rate	Dividend Yield
2021 Awards	2	$11.39	35%	0.73%	0%	1	$8.70	35%	4.73%	0%	1	$11.39	28%	4.79%	0%	n/a
2022 Awards	N/A					2	$8.70	35%	4.41%	0%	2	$11.39	32%	4.23%	0%	1	$11.73	26%	4.16%	0%
[3]
The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2025, Tim Welsh, Brian Herb, Mary Jo Prigge, and John Goodson; (ii) for fiscal year 2024, Brian Herb, John Goodson, Michael Silva, and Marc Fredman; (iii) for fiscal years 2023 and 2022, Brian Herb, John Goodson, Michael Silva, and Mary Jo Prigge; and (iv) for fiscal year 2021, Brian Herb and Barrett Callaghan.

[4]
The Company total shareholder return and the Peer Group total shareholder return reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 on December 31, 2020 on the same cumulative basis as is used in Item 201(e) of Regulation S-K. For the period December 31, 2020 through July 30, 2021 (the date of our business combination), the total shareholder return calculations relate to Class A ordinary shares of Dragoneer Growth Opportunities Corp, and for the period following July 30, 2021 through December 31, 2025, the total shareholder return calculations relate to CCC’s common stock.

CCC | 2025 PROXY STATEMENT	Page 55

The peer group used to determine the Peer Group total shareholder return for each applicable fiscal year is the compensation peer group that was disclosed in the section above entitled “Compensation Discussion and Analysis” for that applicable fiscal year. While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, for the purposes of calculating the Peer Group total shareholder return the following companies, which ceased to be publicly traded during the applicable measurement period, were excluded from the calculation of the Peer Group total shareholder return: Anaplan, Inc., Avalara, Inc., CDK Global, Inc., Cloudera, Inc., and RealPage, Inc.
The Company’s compensation peer group was updated in fiscal year 2023 as a result of the application of pre-established objective criteria, as disclosed in the section of our 2023 Proxy Report entitled “2023 Peer Group”. Note that as of September 2023, Black Knight Technologies was acquired and ceased to be publicly traded, resulting in their exclusion from comparisons in this disclosure.
The Company’s compensation peer group was updated in fiscal year 2024 as a result of the application of pre-established objective criteria, as disclosed in the section of our 2024 Proxy Report entitled “2024 Peer Group”.
The Company’s compensation peer group was updated in fiscal year 2025 as a result of the application of pre-established objective criteria, as disclosed in the section of our above entitled “2025 Peer Group”.
[5]	Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
[6]
The Company has selected total revenue as its most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to the Company’s performance for fiscal year 2025. Total revenue represents the amount of revenue reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.

[7]
For fiscal year 2025, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2025, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	AVERAGE OF NON-PEO NEOS
Total Compensation Reported in 2025 Summary Compensation Table	$987,736	$4,066,802
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2025 Summary Compensation Table	$–	$(2,751,504)
Plus, Year-End Fair Value of Awards Granted in 2025 that are Outstanding and Unvested	$–	$1,667,385
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	$–	$(1,034,752)
Plus, Vesting Date Fair Value of Awards Granted in 2025 that Vested in 2025	$–	$226,500
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2025 (From Prior Year-End to Vesting Date)	$(7,410,000)	$(486,298)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2025	$–	$(1,285,839)
Plus, Dollar Value of Dividends, Dividend Equivalents, or other Earnings Paid on Stock & Option Awards in 2025 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2025)	$–	$–
Total Adjustments	$(7,410,000)	$(3,664,508)
Compensation Actually Paid for Fiscal Year 2025	$(6,422,264)	$402,294

CCC | 2025 PROXY STATEMENT	Page 56

Pay Versus Performance Comparative Disclosure
As described in more detail in the section titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.
Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is directionally aligned with the Company’s total shareholder return over the five years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards, including TSR-based PSUs and options issued in 2017 which vested in connection with the business combination. As described in more detail in the section titled “Compensation Discussion and Analysis - Target Pay Mix,” a significant portion of annual compensation is comprised of equity compensation. Specifically, approximately 78% of the value of total compensation awarded in fiscal year 2025 to the non-PEO NEOs is comprised of equity awards, including RSUs and PSUs. No equity awards were granted to the PEO in fiscal years 2022 through 2025, however, in fiscal year 2021 approximately 97% of the PEO’s compensation was in the form of equity awards, as described in the “Compensation Discussion and Analysis – Executive Compensation Highlights in Fiscal Year 2022” section and the “Fiscal Year 2022 Summary Compensation Table” of our Proxy Report Fiscal Year 2022.
The change in the fair value of awards granted in fiscal year 2025, from the date of grant to the end of the fiscal year, had the most impact on the change from the compensation reported in the “Fiscal Year 2025 Summary Compensation Table” to ‘compensation actually paid.’

Compensation Actually Paid and Company Net Income
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is not directionally aligned with the Company’s GAAP net income over the five years presented in the table due to the weight placed on equity-based compensation in our pay mix, the impact the Company’s stock price has had on the ‘compensation actually paid’ amounts during the applicable fiscal years, and the incremental expense related to the modifications made in fiscal year 2023 to the TSR-based PSUs granted in 2021
CCC | 2025 PROXY STATEMENT	Page 57

and 2022. As described in more detail in the section titled “Compensation Discuss and Analysis – Target Pay Mix,” approximately 7% of the value of total compensation awarded in fiscal year 2025 to the non-PEO NEOs who served as executive officers of the Company for the complete fiscal year was comprised of amounts determined under the Company’s 2025 AIP.
As disclosed in prior years, we note that our net income results have been impacted by various extraordinary items, such as increased stock-based compensation expense in 2021 and goodwill and intangible asset impairment charges related to the Company’s China reporting unit in 2023. In 2025, the Company took a pretax loss of $89.2 million related to EvolutionIQ, which included $56.7 million of stock-based compensation and $19.1 million in amortization expense for intangible assets. When adjusting net income for these items, we do believe there is better alignment of ‘compensation actually paid’. Further, from 2024 to 2025, we believe net income, even without adjustments, is more closely aligned to ‘compensation actually paid’ as we saw decreases in both net income and compensation paid for the PEO and non-PEO NEOs in 2025.
Reconciliations of our adjusted net income to our net income (loss) appear in our Annual Report on Forms 10-K for each respective fiscal year.

Compensation Actually Paid and Company Total Revenue
We have experienced positive growth in total revenue, with year-over-year revenue growth of 8.7% in fiscal year 2021 (or 15.0% when adjusted for the impact of the divestiture of a portion of our professional services casualty solution in December 2020), 13.7% in fiscal year 2022, 10.7% in fiscal year 2023, 9.1% in fiscal year 2024, and 11.9% in fiscal year 2025. Alignment of the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs with the Company’s total revenue over the five years presented in the table continues to be mixed. More specifically, there was misalignment from 2021 to 2022 due to the pay mix in 2022 and the impact the Company‘s stock price has had on the ‘compensation actually paid’ amounts during the applicable fiscal years. In 2023, however, primarily due to an increase in stock price in 2023 and the impact of the modifications made to the TSR-based PSUs as previously disclosed, ‘compensation actually paid’ was more closely aligned to revenue results in 2023. The relationship between Total Revenue and the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs in 2024 was well-aligned. We saw misalignment again in 2025, on an absolute basis, primarily due to stock price declines that reduced ‘compensation actually paid’, despite revenue continuing to rise.
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that total revenue is the
CCC | 2025 PROXY STATEMENT	Page 58

Company’s most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to company performance for fiscal year 2025. The Company utilized revenue-based goals for the Company’s annual incentive plans for fiscal years 2021 through 2025, as well as for the PSUs that were awarded to the NEOs in those fiscal years. As described in more detail in the section titled “Compensation Discuss and Analysis – Target Pay Mix,” approximately 7% of the value of total compensation awarded in fiscal year 2025 to the non-PEO NEOs who served as executive officers of the Company for the complete fiscal year was comprised of amounts determined under the Company’s 2025 AIP, and approximately 78% of the value of total compensation awarded in fiscal year 2025 to such non-PEO NEOs was comprised of equity awards, specifically RSUs and PSUs.

Company TSR and Peer Group TSR
As demonstrated by the following graph, the Company’s total shareholder return over the five fiscal years presented in the Pay Versus Performance Table was -40%, while the Peer Group total shareholder return was -12% over the same time period. For the period December 31, 2020 through July 30, 2021 (the date of our business combination) the total shareholder return calculations relate to Class A ordinary shares of Dragoneer Growth Opportunities Corp, and for the period following July 30, 2021 through December 31, 2023, the total shareholder return calculations relate to CCC’s common stock. The Company’s total shareholder return underperformed compared to the Company’s compensation peer group during the years presented in the graph below. These results, and the TSR-based PSUs granted to the NEOs in fiscal years 2021 and 2022, caused a downward adjustment in the ‘compensation actually paid’ amounts in prior years because they were previously measured on an absolute, and not a relative, basis. The modification of these awards to utilize relative TSR resulted in an upward adjustment to ‘compensation actually paid’ in 2023.
While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, the Company’s compensation peer group has been updated in each of the years 2023, 2024, and 2025 to (1) remove companies that ceased to be publicly traded or that otherwise no longer met our criteria for inclusion, and (2) add more relevant comparators within the technology sector. Any company that has been removed from our peer group were excluded from the calculations of subsequent total shareholder return results. Our peer group for the years 2023 and 2024 are described in more detail in each year’s respective Proxy Report. The Company’s current compensation peer group was updated in fiscal year 2025 as described in the section above entitled “2025 Peer Group”.
CCC | 2025 PROXY STATEMENT	Page 59

Supplemental Disclosure – CCC TSR and Peer Group TSR
As permitted under Item 402(v) of Regulation S-K, the Company is providing the following supplemental disclosure with respect to Company and Peer Group total shareholder return calculated based on a fixed investment of $100 on August 2, 2021, the first date following our business combination, on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The Company believes that these total shareholder return calculations more accurately reflect the comparison of Company total shareholder return and Peer Group total shareholder return because they reflect the period following the closing of our business combination when the Company’s management team was responsible for the financial results of the publicly traded entity.

Measurement Period	Supplemental Company Total Shareholder Return	Supplemental Peer Group Total Shareholder Return
August 2, 2021 – December 31, 2025	$79	$111
August 2, 2021 – December 31, 2024	$117	$118
August 2, 2021 – December 31, 2023	$113	$95
August 2, 2021 – December 31, 2022	$86	$79
August 2, 2021 – December 31, 2021	$113	$96

As demonstrated by the following supplemental graph, the Company’s total shareholder return over the five periods presented in the supplemental table above was -21%, while the Peer Group total shareholder return was +11% over the five periods presented in the supplemental table above. The Company’s total shareholder return outperformed compared to the Company’s compensation peer group during the periods ending on December 31, 2021, December 31, 2022, and December 31, 2023, respectively, and underperformed the Company’s compensation peer group during the periods ending December 31, 2024 and December 31, 2025, as presented in the supplemental table above.
While there were no changes to the Company’s compensation peer group between fiscal year 2021 and fiscal year 2022, the Company’s compensation peer group has been updated in each of the years 2023, 2024 and 2025 to (1) remove companies that ceased to be publicly traded or that otherwise no longer met our criteria for inclusion, and (2) add more relevant comparators within the technology sector. Any company that has been removed from our peer group were excluded from the calculations of subsequent total shareholder return results. Our peer group for the years 2023 and 2024 are described in more detail in each year’s respective Proxy Report. The Company’s current compensation peer group was updated in fiscal year 2025 as described in the section above entitled “2025 Peer Group”.
CCC | 2025 PROXY STATEMENT	Page 60

Pay Versus Performance Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2025. The performance measures included in this table are not ranked by relative importance.

MOST IMPORTANT PERFORMANCE MEASURES
Total Revenue
Adjusted EBITDA

CCC | 2025 PROXY STATEMENT	Page 61

SECTION 10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 1, 2026 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 586,872,453 shares of common stock outstanding as of April 1, 2026.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2026, as well as shares of common stock underlying restricted stock units (“RSUs”) that will vest within 60 days of April 1, 2026, are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.
CCC | 2025 PROXY STATEMENT	Page 62

NAME[1]	NUMBER OF SHARES	PERCENTAGE
Githesh Ramamurthy[2]	36,568,913	6.10%
Tim Welsh[3]	362,641	*
Brian Herb[4]	1,700,864	*
Mary Jo Prigge[5]	769,085	*
John Goodson[6]	270	*
Neil de Crescenzo[7]	241,839	*
Barak Eilam[8]	22,013	*
William Ingram[9]	279,137	*
Eileen Schloss[10]	31,250	*
John Schweitzer[11]	11,625	*
Teri Williams[12]	206,243	*
Eric Wei	–	-

All Directors and Executive Officers (11 persons)[13]	39,491,687	6.57%
Five Percent Holders:
Principal Global Investors[14]	36,437,058	6.21%

*	Less than 1%
[1]
Unless otherwise noted, the business address of each of the directors and officers is 167 N. Green Street, 9th Floor, Chicago, Illinois 60607. The table excludes (i) the contingent right of Mr. Ramamurthy, Mr. Herb, Ms. Prigge, Ms. Schloss, Ms. Williams and Mr. Ingram to receive, subject to adjustment, 1,237,491, 55,584, 22,707, 7,156, 7,157, and 7,156 shares based on the Company achieving certain trading price targets for its common stock or undergoing a change of control (“CCC Earnout Shares”), respectively and (ii) shares of common stock underlying performance restricted stock units, which represent a contingent right to receive a number of shares of common stock, cash or a combination thereof based on total shareholder return realized by stockholders over a specified period.

[2]
Includes (i) 23,896,593 shares of the common stock and (ii) 12,672,320 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2026. As a result of Mr. Ramamurthy’s commitment to exercise such options solely through ‘cashless’ means he does not have a right to acquire the gross number of shares underlying such stock options pursuant to Rule 30d-3(d)(1) within 60 days of April 1, 2026.

[3]	Includes 362,641 shares of the common stock.
[4]
Includes (i) 594,076 shares of the common stock and (ii) 1,106,788 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2026.

[5]	Includes 769,085 shares of the common stock.
[6]	Includes 270 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2026.
[7]	Includes (i) 213,429 shares of the common stock and (ii) 28,410 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2026.
CCC | 2025 PROXY STATEMENT	Page 63

[8]	Includes 22,013 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2026.
[9]
Includes (i) 77,612 shares of the common stock; (ii) 170,275 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2026 and (iii) 31,250 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2026.

[10]	Includes (i) 50,134 shares of the common stock and (ii) 31,250 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2026.
[11]	Includes (i) 404 shares of the common stock; (ii) 11,221 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2026.
[12]
Includes (i) 7,558 shares of the common stock; (ii) 170,275 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2026 and (iii) 28,410 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2026.

[13]
Includes (i) 25,202,447 shares of the common stock; (ii) 14,136,686 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of April 1, 2026 and (iii) 152,554 shares of the common stock underlying RSUs that will vest within 60 days of April 1, 2026.

[14]	Based on Schedule 13G filed by Principal Global Investors with the SEC on November 6, 2025.
CCC | 2025 PROXY STATEMENT	Page 64

SECTION 11
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive Compensation” elsewhere in this proxy statement, during the fiscal year ended December 31, 2025 there were no transactions to which we were a participant or will be a participant, in which:
a.	the amounts involved exceeded or will exceed $120,000; and
b.
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions
The Company adopted a formal written policy that became effective upon the completion of the business combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s Audit Committee, subject to certain exceptions.
Indemnification of Directors and Officers
The Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). In addition, the Charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.
In connection with the consummation of the business combination, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
Shareholder Rights Agreement
We entered into an Amended and Restated Registration and Shareholder Rights Agreement, effective as of July 30, 2021, by and among the Company, Cypress Investor Holdings, L.P., GPE VIII CCC Co-Investment (Delaware) Limited Partnership and Advent International GPE VIII-C Limited Partnership (collectively, “Advent”) and the other parties thereto (the “Shareholder Rights Agreement”). Pursuant to the Shareholder Rights Agreement, Advent originally held rights to designate individuals for appointment to the Board, but as a result of Advent decreasing its beneficial ownership below the applicable ownership thresholds Advent no longer holds any such designation rights under the Shareholder Rights Agreement.
CCC | 2025 PROXY STATEMENT	Page 65

SECTION 12
PROPOSAL 2 – SAY-ON-FREQUENCY PROPOSAL
Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the frequency with which we submit an advisory vote on the compensation of our NEOs to our stockholders.
This proposal, commonly known as a “say-on-frequency proposal,” allows our stockholders to vote whether an advisory vote on the compensation of our NEOs is held every year, every two years or every three years, or to abstain from the vote.
Although the stockholders’ vote on this proposal is not binding, the Board will consider the voting results in determining the frequency of future advisory votes on the compensation of our NEOs. Notwithstanding the Board’s recommendation and the results of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more frequent or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Vote Required
The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Frequency Proposal. If no frequency receives the foregoing vote, the Board and the Human Capital and Compensation Committee will consider the frequency that receives the highest number of votes to be the preference of our stockholders. Abstentions and broker non-votes will have no impact on the result of the Say-on-Pay Proposal.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then for the Company to conduct future advisory votes on the compensation of our NEOs every year.
Board’s Recommendation to Stockholders
The Board believes that the Company’s compensation practices are sound and embody an appropriate long-term perspective. An annual vote allows our stockholders to provide timely feedback regarding the Company’s compensation policies and practices and enables the Human Capital and Compensation to evaluate any change in stockholder views as it conducts its annual compensation review. Therefore, the Board recommends that stockholders vote for “EVERY ONE YEAR” on the Say-on-Frequency Proposal.
We expect that the next time our stockholders will be given an opportunity to vote on a say-on-frequency proposal will be at the 2029 Annual Meeting of the stockholders, unless, following the Say-on-Frequency Proposal the Human Capital and Compensation Committee determines to change the frequency with which the Company holds Say-on-Pay votes.

PROPOSAL 2 – SAY-ON-FREQUENCY PROPOSAL

THE BOARD RECOMMENDS THAT YOU VOTE FOR “EVERY ONE YEAR” ON THE SAY-ON- FREQUCNCY PROPOSAL.

CCC | 2025 PROXY STATEMENT	Page 66

SECTION 13
PROPOSAL 3 – SAY-ON-PAY PROPOSAL
Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.
This proposal, commonly known as a “say-on-pay proposal,” is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the result of the vote when considering future executive compensation arrangements.
We encourage our stockholders to read the Compensation Discussion and Analysis included elsewhere in this proxy statement. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the Summary Compensation Table included elsewhere in this proxy statement and other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs.
Vote Required
The affirmative vote of a majority of the votes properly cast is required to approve the Say-on-Pay Proposal. Abstentions and broker non-votes will have no impact on the result of the Say-on-Pay Proposal.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the advisory (non-binding) resolution to approve the overall compensation of the Company’s NEOs as described in this proxy statement pursuant to the compensation disclosure rules of the SEC.
Board’s Recommendation to Stockholders
The Board recommends that our stockholders vote “FOR” the approval, on an advisory basis, of the overall compensation of the Company’s NEOs, as disclosed in this proxy statement, including the sections titled “Compensation Discussion and Analysis” and “Executive and Director Compensation.”
The next time our stockholders will be given an opportunity to vote on a say-on-pay proposal will be at the 2027 Annual Meeting of the stockholders, unless, following the Say-on-Frequency Proposal the Human Capital and Compensation Committee determines to change the frequency with which the Company holds Say-on-Pay votes.

PROPOSAL 3 – SAY-ON-PAY PROPOSAL

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

CCC | 2025 PROXY STATEMENT	Page 67

SECTION 14
PROPOSAL 4 – AUDITOR RATIFICATION PROPOSAL
The Audit Committee will appoint Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2025 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees[1]	$2,220,000	$1,780,000
Audit-Related Fees[2]	$842,500	$1,021,000
Tax Fees[3]	$0	$31,285
Total	$3,062,500	$2,832,285

1Consists of fees for the audit and other procedures in connection with the Annual Report on Form 10-K for the years ended December 31, 2025 and 2024. These fees relate to: (a) the audit of the annual financial statements included in our Form 10-K; (b) the review of the quarterly financial statements included in our Quarterly Reports on Form 10-Q; and (c) the internal controls audit.
2Consists of fees related to control attestation reports consents, agreed-upon procedures and regulatory filings.
3Consists of fees related to domestic tax compliance and advisory services.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit- related services and tax services to be used by the Company.
The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
CCC | 2025 PROXY STATEMENT	Page 68

Ratification of the appointment of Deloitte & Touche LLP (the “Auditor Ratification Proposal”) requires affirmative votes from the holders of a majority of the shares properly cast at the Annual Meeting. If the Company’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

PROPOSAL 4 – AUDITOR RATIFICATION PROPOSAL

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL

CCC | 2025 PROXY STATEMENT	Page 69

SECTION 15
AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2025 and particularly with regard to the audited consolidated financial statements as of December 31, 2025, 2024, and 2023 and for the three years ended December 31, 2025. Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon and for performing an independent audit of our internal control over financial reporting based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
In fulfilling its oversight responsibilities, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;
•
discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standards no. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and

•
received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Audit Committee:
William Ingram, Chair
Neil de Crescenzo
Teri Williams
CCC | 2025 PROXY STATEMENT	Page 70

SECTION 16
OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
CCC | 2025 PROXY STATEMENT	Page 71

SECTION 17
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://ir.cccis.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
CCC | 2025 PROXY STATEMENT	Page 72

SECTION 18
COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means. We also have engaged Georgeson LLC to assist in the solicitation of proxies for a fee of $17,500, plus reimbursement of out-of-pocket expenses.
CCC | 2025 PROXY STATEMENT	Page 73

ANNEX A
Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the United States (“GAAP”), we believe that Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, which are non-GAAP measures, are useful in evaluating our operational performance. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes and setting management bonus programs. We believe that non-GAAP financial information, when taken collectively with GAAP measures, may be helpful to investors in assessing our operating performance and comparing our performance with competitors and other comparable companies, which may present similar non-GAAP financial measures to investors. Our computation of these non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these measures in the same fashion. We endeavor to compensate for the limitation of the non-GAAP measure presented by also providing the most directly comparable GAAP measure and a description of the reconciling items and adjustments to derive the non-GAAP measure. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures on a supplemental basis.
The following table presents the reconciliation of “Adjusted EBITDA,” “Adjusted EBITDA Margin” and “Free Cash Flow” to the most directly comparable GAAP financial measure.
We define Adjusted EBITDA as net income (loss) adjusted for interest, taxes, amortization, depreciation, stock-based compensation expense and related employer payroll tax, costs associated with the acquisition and integration of completed and potential merger and acquisition activity, litigation (proceeds) costs, net and costs in legal matters in which we are the plaintiff and related antitrust matters, equity transaction and related costs, including secondary offering costs, change in fair value of derivative instruments, income from derivative instruments, and debt refinancing costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue.

(dollar amounts in thousands)
Net income	$1,688
Interest expense	71,007
Interest income	(4,882)
Income tax provision	19,841
Amortization of intangible assets	74,047
Amortization of acquired technologies—Cost of revenue	17,473
Depreciation and amortization related to software, equipment and property	8,727
Depreciation and amortization related to software, equipment and property—Cost of revenue	50,033
Stock-based compensation expense and related employer payroll tax	181,285
M&A and integration costs	8,831
Litigation proceeds, net	(3,665)
Equity transaction costs, including secondary offering costs	724
Change in fair value of derivative instruments	8,386
Income from derivative instruments	(1,811)
Debt refinancing costs	4,359
Adjusted EBITDA	$436,043
Adjusted EBITDA Margin	41%

CCC | 2025 PROXY STATEMENT	Page 74

We defined Free Cash Flow as net cash provided by operating activities less cash used for the purchases of software, equipment and property.

(dollar amounts in thousands)
Net cash provided by operating activities	$315,479
Less: Purchases of software, equipment, and property	(60,971)
Free Cash Flow	$254,508

CCC | 2025 PROXY STATEMENT	Page 75

2025

PROXY REPORT

CCC Intelligent Solutions Holdings Inc.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92200-P46167 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Neil de Crescenzo
02) William Ingram
03) John Schweitzer

The Board of Directors recommends you vote for every 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
2. To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) stockholder votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, for every 1 YEAR on Proposal 2, FOR Proposal 3 and FOR Proposal 4.** If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V92201-P46167

CCC INTELLIGENT SOLUTIONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2026
10:00 a.m., Central Time

The stockholder(s) hereby appoint(s) Brian Herb, Kevin Kane and Charles Vos, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CCC Intelligent Solutions Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on May 21, 2026, at www.virtualshareholdermeeting.com/CCC2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR EVERY 1 YEAR ON PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE